UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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PPG Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PPG Industries, Inc.            One PPG Place            Pittsburgh, Pennsylvania 15272

March 10, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 21, 2011, at the David L. Lawrence Convention Center, Spirit of Pittsburgh Ballroom B, 1000 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania 15222. The meeting will begin at 11:00 a.m., Eastern Time.

The following pages contain the formal Notice of Annual Meeting and Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting, including the nominees for election as directors.

We are furnishing our Proxy Statement and other proxy materials to our shareholders over the Internet. The “General Matters” section of the Proxy Statement contains instructions on how you can receive a paper copy of the Proxy Statement and the 2010 Annual Report.

Your vote is important. Whether you plan to attend the meeting in person or not, we hope you will vote your shares as soon as possible. Please vote via the Internet or telephone, or by paper proxy card or vote instruction form. This will ensure representation of your shares if you are unable to attend the meeting. We look forward to greeting personally those shareholders who will be present in person.

Sincerely yours,

Charles E. Bunch

Chairman of the Board and Chief Executive Officer

PPG INDUSTRIES, INC.

One PPG Place, Pittsburgh, Pennsylvania 15272

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2011

Dear Shareholder:

We will hold the 2011 Annual Meeting of Shareholders of PPG Industries, Inc. on Thursday, April 21, 2011, at 11:00 a.m., Eastern Time, at the David L. Lawrence Convention Center, Spirit of Pittsburgh Ballroom B, 1000 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania 15222, for the following purposes:

1.	To elect four directors;

2.	To reapprove the performance goals under the Omnibus Incentive Plan;

3.	To approve the amendment and restatement of the Omnibus Incentive Plan;

4.	To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers;

5.	To vote on a nonbinding resolution to recommend the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation;

6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

7.	To vote on a shareholder proposal requesting a report about our community environmental accountability; and

8.	To transact any other business that may properly come before the meeting.

Owners of shares of PPG common stock as of the close of business on February 18, 2011 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting will be by Admission Card only. You must also present a photo ID for admission to the Meeting.

If you are a shareholder of record or a participant in a retirement or savings plan maintained by PPG and plan to attend the Annual Meeting, please indicate this desire when voting via the Internet or by telephone, so that we may send you an Admission Card. However, if you have a paper proxy card because you received the proxy materials in paper form, there is an Admission Card on the top half of the proxy card. Please tear off such Admission Card and bring it with you to the Meeting.

If your shares are held through a broker, please contact your broker and request that the broker obtain an Admission Card for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Please know that your vote is very important to us and we encourage you to vote promptly. Whether or not you expect to attend the Annual Meeting in person, please vote via the Internet or telephone, or by paper proxy card or vote instruction form, which you should complete, sign and return by mail, so that your shares may be voted.

Denise R. Cade

Assistant General Counsel and Secretary

Pittsburgh, Pennsylvania

March 10, 2011

PPG INDUSTRIES, INC.

One PPG Place, Pittsburgh, Pennsylvania 15272

PROXY STATEMENT

Annual Meeting of Shareholders—April 21, 2011

GENERAL MATTERS

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, April 21, 2011, at 11:00 a.m., Eastern Time, at the David L. Lawrence Convention Center, Spirit of Pittsburgh Ballroom B, 1000 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania 15222.

Why am I receiving these proxy materials?

In connection with the solicitation of proxies by our Board of Directors to be voted at the 2011 Annual Meeting of Shareholders, these materials have been made available to you on the Internet or, upon your request or under certain other circumstances, have been delivered to you by mail in printed form.

If your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, as of the close of business on February 18, 2011, you are considered a shareholder of record, and we have sent you these proxy materials.

If your shares were held in the name of a bank, brokerage account or other nominee as of the close of business on February 18, 2011, you are considered a beneficial owner of the shares held in street name. Your bank, broker or other nominee has sent you these proxy materials. You should direct your bank, broker or other nominee on how to vote your shares, and we encourage you to make such direction. If you do not make a direction with respect to Proposal 1, 2, 3, 4, 5 or 7, your bank, broker or other nominee will not be able to vote your shares on your behalf with respect to such proposals.

What is included in these materials?

These proxy materials include:

■	Our Notice of Annual Meeting and Proxy Statement for the 2011 Annual Meeting; and

■	Our 2010 Annual Report to shareholders, which includes our audited consolidated financial statements.

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish such materials by providing access to these documents over the Internet. Accordingly, on or about March 10, 2011, we sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; and (3) request a printed copy of the proxy materials.

Our proxy materials are also available online at www.ppg.com/investor.

What am I voting on?

You are voting on seven proposals. Details of each proposal are included in this Proxy Statement.

■	Proposal 1: To elect four directors, each for a term of three years: Stephen F. Angel, Hugh Grant, Michele J. Hooper and Robert Mehrabian;

■	Proposal 2: To reapprove the performance goals under the Omnibus Incentive Plan;

■	Proposal 3: To approve the amendment and restatement of the Omnibus Incentive Plan;

■	Proposal 4: To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers;

■	Proposal 5: To vote on a nonbinding resolution to recommend the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation (every one, two or three years);

■	Proposal 6: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011; and

■	Proposal 7: To vote on a shareholder proposal requesting a report about our community environmental accountability.

What are the Board’s recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

■	Proposal 1: FOR the election of four directors, each for a term of three years;

■	Proposal 2: FOR the reapproval of the performance goals under the Omnibus Incentive Plan;

■	Proposal 3: FOR the amendment and restatement of the Omnibus Incentive Plan;

■	Proposal 4: FOR the approval of the compensation of the Company’s named executive officers;

■	Proposal 5: FOR an advisory vote on executive compensation by shareholders every year;

■	Proposal 6: FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2011; and

■	Proposal 7: AGAINST the shareholder proposal requesting a report about our community environmental accountability.

What are my choices when voting?

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Proposal 1: You may cast your vote in favor of election of all nominees or withhold authority to vote for all or one or more nominees. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors.

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Proposals 2 and 3: You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares. Shares which abstain from voting on either proposal and broker non-votes will not be counted as votes in favor of either proposal and will also not be counted as votes cast under our Bylaws. However, because the New York Stock Exchange rules treat abstentions as votes cast, for purposes of the required New York Stock Exchange vote, abstentions will have the same effect as a vote against these proposals.

■

Proposals 4, 6 and 7: You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares. Abstentions will have no effect on the outcome of these proposals.

■	Proposal 5: You may cast your vote in favor of one year, two years, three years or abstain from voting your shares. Abstentions will have no effect on the outcome of this proposal.

How do I vote?

You may vote your shares by any one of the following methods:

■	By Internet: Log onto the website indicated in the Notice of Internet Availability or on the proxy card or vote instruction form.

■	By telephone: Call the toll-free number shown on the proxy card or vote instruction form and follow the voice prompts.

■	By mail: Mark your votes, sign and return the proxy card or vote instruction form in the postage-paid envelope provided.

■	By ballot: Attend the Annual Meeting in person and use a ballot to cast your vote.

If you vote by the Internet or by telephone, you do not need to send in a proxy card or vote instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on April 20, 2011. If your shares are held in the name of a bank, broker or other nominee, and you wish to vote your shares in person at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the Meeting to exchange for a ballot.

What vote is needed for the proposals to be adopted?

As of the record date, February 18, 2011, there were 160,985,587 shares of PPG common stock issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held.

■

Quorum: In order to conduct the Annual Meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non-votes on any proposal to be acted on by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

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Proposal 1: Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.

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Proposals 2 and 3: New York Stock Exchange listing standards require that (1) a majority of the shares issued, outstanding and entitled to vote at the Annual Meeting must actually vote on the proposal (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast). Shares which abstain from voting on the proposal and broker non-votes will not be counted as votes in favor of the proposal and will also not be counted as votes cast under our Bylaws. However, because the New York Stock Exchange rules treat abstentions as votes cast, for purposes of the required New York Stock Exchange vote, abstentions will have the same effect as a vote against the proposal.

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Proposals 4 (nonbinding), 6 and 7: More than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for the proposal for it to be adopted.

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Proposal 5 (nonbinding): The frequency of the advisory vote on executive compensation (every one, two or three years) receiving the vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting will be considered the frequency recommended by the shareholders.

■

Proposals 4 and 5: The advisory votes on these proposals are nonbinding. However, the Board of Directors will take into account the outcome of these proposals when making future decisions about the Company’s executive compensation arrangements, policies and procedures.

How will shares in employee benefit plans be voted?

This Proxy Statement is being used to solicit voting instructions from you with respect to shares of PPG common stock that you own, but which is held by the trustees of a retirement or savings plan for the benefit of you and other plan participants. Shares held in the benefit plans that are entitled to vote will be voted by the trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will not be voted by the trustees. You must instruct the trustees to vote your shares by utilizing one of the voting methods described above.

Who will count and certify the votes?

Representatives of Corporate Election Services and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the Securities and Exchange Commission on a Form 8-K within four business days after the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees. If you received more than one Notice of Internet Availability, you may need to enter separate electronic control voting numbers when voting by the Internet to ensure that all of your shares have been voted. If you received more than one proxy card or vote instruction form, please complete and provide your voting instructions for all proxy cards and vote instruction forms that you receive.

What happens if I do not give specific voting instructions?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you are a shareholder of record and you (1) indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or (2) sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement.

If your shares are held by a broker, bank or other nominee, the broker, bank or nominee will ask you how you want to vote your shares. If you give the broker, bank or nominee instructions, your shares will be voted as you direct. If you do not give instructions, your broker, bank or nominee may vote your shares in its discretion for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 (Proposal 6), but your broker, bank or nominee will not vote your shares at all with respect to any of the other proposals. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

How can I change or revoke my vote after I have voted?

You have the right to change your vote or revoke your proxy before it is exercised at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked. Please note that any re-votes by mail or proxy revocations must be received by our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272 prior to the Annual Meeting in order to be effective.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is limited to shareholders who are eligible to vote or their authorized representatives. If you are a shareholder of record or a participant in a retirement or savings plan maintained by PPG and wish to attend the Annual Meeting, please indicate this desire when voting via the Internet or by telephone, so that we may send you an Admission Card. However, if you have a paper proxy card because you received the proxy materials in paper form, there is an Admission Card on the top half of the proxy card. Please tear off such Admission Card and bring it with you to the Annual Meeting, along with a photo ID.

If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting, you must bring proof of ownership, such as an account statement, that clearly shows that you held PPG common stock on the record date of February 18, 2011, or a legal proxy obtained from your bank, broker or other nominee. You must also bring a photo ID. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Investor Relations at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

How do I obtain a copy of materials related to corporate governance?

Our Corporate Governance Guidelines, charters of each standing committee of our Board of Directors, Global Code of Ethics, Code of Ethics for Senior Financial Officers and other materials related to our corporate governance are published on the Corporate Governance section of our website at www.ppg.com/investor.

Who is soliciting my vote and what are the solicitation expenses?

This solicitation is being made on behalf of our Board of Directors, but may also be made without additional compensation by our directors, officers or employees by telephone, facsimile, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the Notice of Internet Availability and these proxy materials. We have hired D.F. King & Company to help us send out the proxy materials and to solicit proxies. The firm’s fee for these services is $12,000, plus out-of-pocket expenses. We will request brokers, banks and other nominees who hold shares of PPG common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers, banks and nominees for their reasonable out-of-pocket expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I submit a proposal for consideration at the 2012 annual meeting?

To be considered for the 2012 annual meeting, shareholder proposals must be submitted in writing to our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. No proposal can be included in our proxy statement for the 2012 annual meeting unless it is received by our corporate secretary no later than November 11, 2011. The proposal must also comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.

Any shareholder whose proposal is not included in our proxy statement relating to the 2012 annual meeting and who intends to present business for consideration at such annual meeting must give notice to our corporate secretary in accordance with Section 1.4 of our Bylaws (which are available on the Corporate Governance section of our website at www.ppg.com/investor) and such business must otherwise be a proper matter for shareholder action. If, as expected, the 2012 annual meeting of shareholders is held on April 19, 2012, then the notice must be received by our corporate secretary on or before January 20, 2012.

How can I recommend someone as a candidate for director?

A shareholder who wishes to recommend a candidate for director of PPG may write to the chairman of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

To be effective for consideration at the 2012 annual meeting, the recommendation must be received by our corporate secretary no later than January 20, 2012 and must include information required under our Bylaws, including information about the nominating shareholder and information about the nominee that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission. For additional information regarding the recommendation procedures, see “Corporate Governance—Shareholder Recommendations or Nominations for Director” on pages 18 through 20.

PROPOSAL 1: ELECTION OF DIRECTORS

Four directors are nominated for election to a class that will serve until the 2014 annual meeting of shareholders and until their successors have been duly elected and qualified, or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted, in the discretion of the proxies, FOR the nominees for directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by our Board of Directors in the event any nominee or nominees become unavailable for election. In the event that an incumbent director receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee of the Board of Directors in accordance with our Bylaws, as described on page 20 under “Director Resignation Policy.” The principal occupations of, and certain other information regarding, the nominees and our continuing directors, as of February 18, 2011, are set forth below. In addition, information about each director’s specific experience, attributes and skills that led the Board to the conclusion that each of the directors is highly qualified to serve as a member of the Board is set forth under “Director Experience” on pages 11 through 12.

Vote Required

Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES.

Nominees to Serve in a Class Whose Term Expires in 2014

STEPHEN F. ANGEL, Chairman of the Board, President and Chief Executive Officer, Praxair, Inc. Mr. Angel, 55, has been a Director of PPG since December 2010. He has been Chairman of the Board, President and Chief Executive Officer of Praxair, Inc., a global producer and distributor of atmospheric and process gases and high-performance surface coatings, since 2007. Before being named to his current position, Mr. Angel served as President and Chief Operating Officer of Praxair, Inc. from March to December 2006 and as Executive Vice President of Praxair, Inc. from 2001 to 2006. Prior to joining Praxair, Inc., he held various executive positions at General Electric Company, including General Manager for GE’s industrial systems power equipment business from 1999 to 2001 and General Manager, marketing and sales, for GE’s transportation systems business from 1996 to 1999.

HUGH GRANT, Chairman of the Board, President and Chief Executive Officer, Monsanto Company, a global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Mr. Grant, 52, has been a Director of PPG since 2005. He was named Executive Vice President and Chief Operating Officer of Monsanto Company at the time of an initial public offering in 2000 and remained in that position for the subsequent spin-off of the company in 2002. Mr. Grant was named to his current position in 2003.

MICHELE J. HOOPER, President and Chief Executive Officer, The Directors’ Council. Ms. Hooper, 59, has been a Director of PPG since 1995. In 2003, she co-founded, and became the Managing Partner of, The Directors’ Council, a private company that works with corporate boards to increase their independence, effectiveness and diversity. She was named to her current position in 2009. Ms. Hooper was President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from 1998 until Stadtlander was acquired in 1999. She is also a director of AstraZeneca plc., UnitedHealth Group Incorporated and Warner Music Group.

ROBERT MEHRABIAN, Chairman of the Board, President and Chief Executive Officer, Teledyne Technologies Inc. Dr. Mehrabian, 69, has been a Director of PPG since 1992. He has been Chairman of the Board, President and Chief Executive Officer of Teledyne Technologies Inc., a provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems, since 2000. He was President and Chief Executive Officer of Teledyne Technologies Inc. from its formation (as a spin-off of Allegheny Teledyne Inc.) in 1999 until 2000. He was Executive Vice President of Allegheny Teledyne Inc., a manufacturer of specialty metals, aerospace, electronics, industrial and consumer products, from 1998 until 1999. He is also a director of The Bank of New York Mellon Corporation.

Continuing Directors—Term Expires in 2012

CHARLES E. BUNCH, Chairman and Chief Executive Officer, PPG Industries, Inc. Mr. Bunch, 61, has been a Director of PPG since 2002. He was President and Chief Operating Officer of PPG from July 2002 until he was elected President and Chief Executive Officer in March 2005 and Chairman and Chief Executive Officer in July 2005. Before becoming President and Chief Operating Officer, he was Executive Vice President of PPG from 2000 to 2002 and Senior Vice President, Strategic Planning and Corporate Services, of PPG from 1997 to 2000. Mr. Bunch is also a director of H. J. Heinz Company and The PNC Financial Services Group, Inc.

ROBERT RIPP, Chairman of Lightpath Technologies. Mr. Ripp, 69, has been a Director of PPG since 2003. He has been Director and Chairman of Lightpath Technologies, a manufacturer of optical lens and module assemblies for the telecom sector, since 1999. He served as Interim President and Chief Executive Officer of Lightpath from October 2001 to July 2002. He was Chairman and Chief Executive Officer of AMP Incorporated, an electrical products company, from 1998 until AMP was acquired in April 1999. He is also a director of insurance company, ACE Limited.

THOMAS J. USHER, Chairman of the Board of Marathon Oil Corporation and the former Chairman of the Board of United States Steel Corporation. Mr. Usher, 68, has been a Director of PPG since 1996. He was elected non-executive Chairman of Marathon Oil Corporation in 2001. Marathon is a global oil and natural gas production and refining company based in Houston, Texas. Mr. Usher had been Chairman of the Board, Chief Executive Officer and President of United States Steel Corporation, a major producer of metal products, since 2001. He retired from the positions of Chief Executive Officer and President on September 30, 2004. He subsequently retired as Chairman of the Board of Directors on February 1, 2006. He served as Chairman of the Board and Chief Executive Officer of USX Corporation from 1995 until 2001. He is also a director of The PNC Financial Services Group, Inc. and H. J. Heinz Company.

DAVID R. WHITWAM, Retired Chairman of the Board and Chief Executive Officer, Whirlpool Corporation. Mr. Whitwam, 69, has been a Director of PPG since 1991. He was Chairman of the Board and Chief Executive Officer of Whirlpool Corporation, a manufacturer and distributor of household appliances and related products, from 1987 until his retirement in 2004. Mr. Whitwam served as a director of Convergys Corporation from 2003 through 2009.

Continuing Directors—Term Expires in 2013

JAMES G. BERGES, Partner, Clayton, Dubilier & Rice. Mr. Berges, 63, has been a Director of PPG since 2000. He became a partner in Clayton, Dubilier & Rice, a private equity investment firm, in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also Chairman of HD Supply, Inc. and Sally Beauty Holdings and a director of NCI Building Systems, Inc. and Atkore International, Inc. Mr. Berges served as a director of Diversey, Inc. from 2009 to 2010 and MKS Instruments, Inc. from 2002 to 2007.

VICTORIA F. HAYNES, President and Chief Executive Officer of RTI International. Dr. Haynes, 63, has been a Director of PPG since 2003. She has been the President and Chief Executive Officer of RTI International, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, since July 1999. She was Vice President of the Advanced Technology Group and Chief Technical Officer of BF Goodrich Company from 1992 to 1999. Dr. Haynes is also a director of Archer Daniels Midland Company, Nucor Corporation and Ziptronix, Inc.

MARTIN H. RICHENHAGEN, Chairman, President and Chief Executive Officer, AGCO Corporation. Mr. Richenhagen, 58, has been a Director of PPG since September 2007. He has been Chairman, President and Chief Executive Officer of AGCO Corporation, an agricultural equipment manufacturer, since 2004. From 2003 to 2004, Mr. Richenhagen was Executive Vice President of Forbo International SA, a Swiss flooring materials company. From 1998 to 2003, he was with CLAAS KgaA MbH, a German-based manufacturer of agricultural and forest machinery, serving as Group President from 2000 until his departure in 2003. Mr. Richenhagen served as a director of Phelps Dodge Corporation from 2006 until Phelps Dodge was acquired in 2007.

CORPORATE GOVERNANCE

Board Composition

PPG’s business, property and affairs are managed under the direction of the Board of Directors. The Board is currently comprised of eleven members, divided into three classes. Terms of the classes are staggered, with one class standing for election each year. The Board is elected by shareholders to oversee management of the Company in the long-term interests of all shareholders. The Board also considers the interests of other constituencies, which include customers, employees, retirees, suppliers, the communities we serve and the environment. The Board strives to ensure that PPG conducts business in accordance with the highest standards of ethics and integrity.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. These guidelines are revised from time to time to better address particular needs as they change over time. The Corporate Governance Guidelines may be accessed from the Corporate Governance section of our website at www.ppg.com/investor.

The Board has a program for orienting new directors and for providing continuing education for all directors, including the reimbursement of expenses for continuing education. The Board annually evaluates its own performance and that of the individual committees. The evaluation process is coordinated by the Nominating and Governance Committee and has three parts: committee self-assessments, full Board evaluations and evaluations of the individual directors in the class whose term is expiring at the next annual meeting. The committee self-assessments consider whether and how well each committee has performed the responsibilities listed in its charter. The full Board evaluations consider the committee self-assessments, as well as the quality of the Board’s meeting agendas, materials and discussions. All assessments and evaluations focus on both strengths and opportunities for improvement.

Director Independence

In accordance with the rules of the New York Stock Exchange, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the categorical guidelines it has adopted, which include all objective standards of independence set forth in the exchange listing standards. The categorical independence standards adopted by the Board are contained in the Corporate Governance Guidelines, which may be accessed from the Corporate Governance section of our website at www.ppg.com/investor. Based on these standards, at its meeting held on February 17, 2011, the Board determined that each of the following non-employee directors is independent and has no material relationship with PPG, except as a director and shareholder:

Stephen F. Angel	Robert Mehrabian
James G. Berges	Martin H. Richenhagen
Hugh Grant	Robert Ripp
Victoria F. Haynes	Thomas J. Usher
Michele J. Hooper	David R. Whitwam

In addition, based on such standards, the Board affirmatively determined that Charles E. Bunch is not independent because he is the Chairman and Chief Executive Officer of PPG.

Director Experience

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating and Governance Committee seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, leadership skills and those criteria listed below under “Corporate Governance—Shareholder Recommendations or Nominations for Director.” Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most admired organizations in the world. Many of our directors also have served as directors of PPG for many years and benefit from an intimate knowledge of our operations and corporate philosophy. The Board believes that each director’s service as the chairman, chief executive officer and/or president of a well respected company has provided the directors with skills that are important to serving on our Board. Specifically, the Board has noted that our directors have the following skills that, among others, have made them particularly suited to serve as a director of PPG, a global manufacturer of high technology paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass for industrial and consumer markets, with 140 manufacturing facilities and equity affiliates and operations in more than 60 countries:

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Mr. Bunch has been an employee of PPG for over 30 years and has served in executive level positions at PPG since 1997. He has extensive knowledge of PPG and our industries. During his tenure, Mr. Bunch has led the transformation of PPG into one of the world’s leading coatings and specialty products companies. In addition, through his experience at the Federal Reserve Bank of Cleveland, including serving as its Chairman, Mr. Bunch gained a deep understanding of the U.S. economy and corporate finance.

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Mr. Angel has diverse managerial and operational experience within the manufacturing industry. As the Chairman, President and Chief Executive Officer of Praxair, Inc. and a former senior operating executive at General Electric, Mr. Angel understands the challenges faced by a global manufacturer of diversified products, and his experience provides the Board with insight into sales and marketing and operational matters.

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Mr. Berges is a Partner with private equity investment firm Clayton, Dubilier & Rice, where he works with portfolio companies in a wide range of industries to improve their operations. Previously, he served as President of Emerson Electric Company, a diversified global technology company. As a result of Mr. Berges’ experience advising and serving on the boards of directors of numerous companies, he can draw from a diverse set of leadership experiences and governance perspectives.

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Mr. Grant has an extensive background in the global agricultural technology industry, having served in various positions at Monsanto Company, where he is currently the Chairman of the Board, President and Chief Executive Officer. Mr. Grant brings to the Board significant leadership, managerial and operational expertise gained from years of experience leading the operations of a large multinational company.

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Dr. Haynes is a leader in advanced technology and research. Her current position as President and Chief Executive Officer of RTI International provides her with insight into the research and development issues currently faced by global companies. Dr. Haynes’ science background, coupled with her experience leading a high technology institution, provides the Board with a valuable resource when reviewing our technological innovations.

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Ms. Hooper is an “audit committee financial expert” with significant experience leading the audit committees of several major companies. She is also an expert in corporate governance and board diversity. As President and Chief Executive Officer of The Directors’ Council, she works with major companies to enhance the effectiveness of their corporate governance.

Ms. Hooper’s experience as both a senior executive and a corporate governance expert provides the Board with a unique set of skills that enhances the Board’s leadership and oversight capabilities.

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Dr. Mehrabian is an expert in materials science and advanced technologies. He has extensive experience in the high technology manufacturing sector, currently serving as the Chairman of the Board, President and Chief Executive Officer of Teledyne Technologies, Inc. In addition, Dr. Mehrabian’s experience leading technology focused enterprises provides the Board with insight into the management challenges of a global manufacturer of high technology products.

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Mr. Richenhagen has been leading global manufacturing companies for many years. Currently, he is the Chairman, President and Chief Executive Officer of AGCO Corporation, a leading global manufacturer of agricultural equipment, with dealers and distributors in more than 140 countries worldwide. Mr. Richenhagen brings considerable international business experience to the Board, having served as a senior executive at multinational companies located in Europe and the United States.

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Mr. Ripp’s extensive experience as both a chief executive officer and a senior financial officer brings valuable financial acumen to the Board. In addition to his service as Chairman of Lightpath Technologies, Mr. Ripp was the Chairman and Chief Executive Officer of AMP Incorporated and held senior finance positions at International Business Machines. His many years of experience working with technology companies is also of great benefit to the Board.

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Mr. Usher has been a leader in the global oil and gas and steel manufacturing industries. He has considerable experience guiding companies through varying economic cycles. Through his multiple senior leadership roles at multinational companies, Mr. Usher has an understanding of the complex issues relevant to overseeing a global public company, including those relating to manufacturing, strategy and regulation.

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Mr. Whitwam has extensive experience in the manufacturing industry, including 17 years of service as the Chairman of the Board and Chief Executive Officer of Whirlpool Corporation. Mr. Whitwam’s leadership, managerial and operational skills gained from his long-tenured leadership of a large manufacturing company have benefitted the Board for many years. His years of experience as director of the Company also provide valuable perspective for his service as the Company’s presiding director.

The Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences, new ideas and solutions to our Board.

Board Leadership Structure and Risk Oversight

We have a traditional board leadership structure under which Mr. Bunch serves as our Chief Executive Officer and Chairman of the Board. We have ten other directors, each of whom is independent. Our Board has four standing committees, each of which is comprised solely of independent directors with a committee chair. We believe that this leadership structure has served PPG well. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, suppliers, customers, shareholders and other stakeholders that PPG has strong leadership with a single person setting the tone and having the responsibility for managing our operations. Having a single leader eliminates the potential for confusion and provides clear leadership for PPG. We believe that our Board consists of directors with significant leadership skills, as discussed above. All of our independent directors have served as the chairman, chief executive officer and/or president of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises and are well versed in board processes and that having directors with significant leadership skills benefits our Company and our shareholders.

In accordance with our Bylaws and our Corporate Governance Guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting. As required by our Corporate Governance Guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, our Board committees regularly meet without members of management present. The Board has designated the chair of the Nominating and Governance Committee, currently Mr. Whitwam, to serve as presiding director of the independent director sessions. In their discretion, the independent directors may select another independent director to serve as presiding director for a particular session. Aside from chairing meetings of the independent directors, the presiding director serves as a liaison between the independent directors and the Chairman and has the power to call meetings of the independent directors. As part of its annual self-evaluation process, the Board evaluates our leadership structure to ensure that the Board continues to believe that it provides the optimal structure for PPG. We believe that having a single leader for our company with oversight of company operations, coupled with experienced independent directors who have appointed a presiding director and four committee chairs, is the appropriate leadership structure for PPG.

In accordance with New York Stock Exchange requirements, our Audit Committee charter provides that the Audit Committee is responsible for overseeing our risk management process. On a regular basis, the Company’s officers and other employees who are responsible for monitoring and managing PPG’s risks, including our Chairman and Chief Executive Officer, our Senior Vice President, Finance and Chief Financial Officer, our Senior Vice President and General Counsel, our Vice President and Controller and our internal auditor, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers and other employees as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its areas of responsibility. For example, our Technology and Environment Committee considers risks related to our environment, health, safety, product stewardship and other sustainability policies, programs and practices. Our Audit Committee focuses on risks inherent in our accounting, financial reporting and internal controls. Our Officers-Directors Compensation Committee considers the risks that may be implicated by our executive compensation program. We believe that the leadership structure of our Board supports the Board’s effective oversight of the Company’s risk management.

Review and Approval or Ratification of Transactions with Related Persons

The Board and its Nominating and Governance Committee adopted written policies and procedures relating to approval or ratification of “Related Person Transactions” in 2006. Under these policies and procedures, the Nominating and Governance Committee (or its chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

■	The benefits to PPG of the transaction;

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The impact on a director’s independence, in the event the “Related Person” is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

■	The availability of other sources for comparable products or services;

■	The terms of the transaction; and

■	The terms available to unrelated third parties or to employees generally.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of PPG and its shareholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Nominating and Governance Committee, or its chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the committee will consider all options and may ratify, amend or terminate the Related Person Transaction. If the transaction has been completed, the committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted. In addition, the committee generally reviews all ongoing Related Person Transactions on a semi-annual basis to determine whether to continue, modify or terminate the Related Person Transaction.

Under our policies and procedures, a “Related Person Transaction” is generally a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which PPG was, is or will be a participant and the amount involved exceeds $10,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of PPG’s last fiscal year was, (i) a director or executive officer of PPG or a nominee to become a director of PPG; (ii) any person who is known to be the beneficial owner of more than 5% of any class of PPG’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

Certain Relationships and Related Transactions

As discussed above, the Nominating and Governance Committee is charged with reviewing issues involving potential conflicts of interest and all Related Person Transactions. PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and/or executive officers of PPG are directors and/or executive officers. During 2010, PPG entered into the following transactions with Related Persons that are required to be reported under the rules of the Securities and Exchange Commission.

Stephen F. Angel, a director of PPG, is the Chairman, President and Chief Executive Officer of Praxair, Inc. During 2010, PPG and its subsidiaries purchased approximately $6.9 million of industrial gases from Praxair and sold approximately $21.4 million of hydrogen and $1.3 million of industrial and performance coatings to Praxair.

Martin H. Richenhagen, a director of PPG, is the Chairman, President and Chief Executive Officer of AGCO Corporation. During 2010, PPG and its subsidiaries sold approximately $1.9 million of industrial coatings to AGCO Corporation.

Victoria M. Holt served as PPG’s Senior Vice President, Glass and Fiber Glass until September 8, 2010, when she became the President and Chief Executive Officer of Spartech Corporation. During 2010, PPG and its subsidiaries purchased approximately $4.6 million of stretched acrylic from Spartech Corporation and sold approximately $2.8 million of fiber glass to Spartech Corporation.

William A. Wulfsohn served as PPG’s Senior Vice President, Industrial Coatings until June 11, 2010. He became the President and Chief Executive Officer of Carpenter Technology Corporation on July 1, 2010. During 2010, PPG sold approximately $200,000 of commodity chemicals to Carpenter Technology Corporation.

The Nominating and Governance Committee does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 2010 of each of the purchaser and the seller and all of such transactions were in the ordinary course of business.

Board Meetings and Committees

The Board currently has four standing committees: Audit Committee, Nominating and Governance Committee, Officers-Directors Compensation Committee and Technology and Environment Committee. The current composition of each Board committee is indicated below. The charter of each Board committee is available on the Corporate Governance section of our website at www.ppg.com/investor.

Audit Committee	Nominating and Governance Committee	Officers-Directors Compensation Committee	Technology and Environment Committee

James G. Berges Victoria F. Haynes Michele J. Hooper* Martin H. Richenhagen Robert Ripp	Stephen F. Angel James G. Berges Hugh Grant Michele J. Hooper David R. Whitwam*	Hugh Grant Robert Mehrabian Robert Ripp Thomas J. Usher* David R. Whitwam	Stephen F. Angel Victoria F. Haynes Robert Mehrabian* Martin H. Richenhagen Thomas J. Usher

*	Committee Chair.

During 2010, the Board held eight meetings, the Audit Committee held six meetings, the Nominating and Governance Committee held five meetings, the Officers-Directors Compensation Committee held three meetings, and the Technology and Environment Committee held two meetings. The average attendance at meetings of the Board and committees during 2010 was 98%, and no director attended less than 75% of the total number of meetings of the Board and committees on which such director served. PPG does not have a formal policy requiring attendance at the annual meeting of shareholders; however, all directors attended the 2010 annual meeting of shareholders.

Our independent directors meet separately, without any management present, at each meeting of the Board. The Board has designated the chair of the Nominating and Governance Committee, currently Mr. Whitwam, to serve as presiding director of the independent director sessions. In their discretion, the independent directors may select another independent director to serve as presiding director for a particular session.

Audit Committee

The Audit Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board, the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors. The functions of the committee are primarily to review with our independent auditors and our internal auditors their respective reports and recommendations concerning audit findings and the scope of and plans for their future audit programs and to review audits, annual and quarterly financial statements and accounting and financial controls. The committee also appoints our independent registered public accounting firm, oversees our internal auditing department, assists the Board in oversight of our compliance with legal and regulatory requirements related to financial reporting matters and oversees the risk management process. The Board has determined that each member of the committee is “financially literate” in accordance with the applicable rules of the New York Stock Exchange. In addition, the Board has determined that four members of the committee, including Ms. Hooper, the chair of the committee, are “audit committee financial experts” in accordance with the applicable rules of the Securities and Exchange Commission.

Audit Committee Report to Shareholders

The Audit Committee has oversight responsibility for our financial reporting process and the quality of our financial reporting, among other responsibilities. The committee operates under a written charter adopted by the Board of Directors. In connection with the December 31, 2010 financial statements, the committee:

■	Reviewed and discussed the audited financial statements with management;

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Discussed with PPG’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

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Received the written independence disclosures and letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based upon these reviews and discussions, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee:

James G. Berges

Victoria F. Haynes

Michele J. Hooper (Chair)

Martin H. Richenhagen

Robert Ripp

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report to Shareholders shall not be incorporated by reference into any such filings.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors. The charter also provides that the committee shall be responsible to identify and recommend to the Board of Directors persons to be nominated by the Board to stand for election as directors at each annual meeting of shareholders, the persons to be elected by the Board to fill any vacancy or vacancies in its number, and the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, if any, President, if any, and the

other executive officers of PPG. The committee also recommends to the Board actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and other committees appointed by, the Board. The charter gives the committee the responsibility to develop and recommend corporate governance guidelines to the Board, and to recommend to the Board the process and criteria to be used in evaluating the performance of the Board and to oversee the evaluation of the Board.

Officers-Directors Compensation Committee

The Officers-Directors Compensation Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors.

Committee meetings are regularly attended by our Chairman and Chief Executive Officer and our Vice President of Human Resources, as well as a representative of the outside compensation consulting firm retained by the committee, Frederic W. Cook & Co., Inc. At each meeting, the committee meets in executive session. The committee’s chair reports the committee’s recommendations on executive compensation to the Board. The human resources department supports the committee in its duties and, along with the Compensation and Employee Benefits Committee, a committee comprised of members of senior management, may be delegated authority to fulfill certain administrative duties regarding our compensation programs. The committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The committee approves, adopts, administers, interprets, amends, suspends and terminates our compensation plans applicable to, and fixes the compensation and benefits of, all of our executive officers. Recommendations regarding compensation of other officers are made by our Chief Executive Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee. The committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The committee regularly reviews tally sheets that set forth the Company’s total compensation obligations to our senior executives under various scenarios, including retirement, voluntary and involuntary termination and termination in connection with a change in control of PPG.

The committee engaged Frederic W. Cook & Co., Inc. to advise the committee on all matters related to executive officer and director compensation. Specifically, Frederic W. Cook & Co. provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design, specific compensation decisions for the Chief Executive Officer and on the recommendations being made by management for executives other than the Chief Executive Officer. The committee meets independently with its consultant at each regularly scheduled meeting. All of the services that the compensation consultant performs for PPG are performed at the request of the committee, are related to executive and director compensation and are in support of decision making by the committee.

Officers-Directors Compensation Committee Report to Shareholders

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2010.

The Officers-Directors Compensation Committee:

Hugh Grant

Robert Mehrabian

Robert Ripp

Thomas J. Usher (Chair)

David R. Whitwam

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Officers-Directors Compensation Committee Report to Shareholders shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

No member of the Officers-Directors Compensation Committee was at any time during 2010 an officer or employee of PPG or any of our subsidiaries nor is any such person a former officer of PPG or any of our subsidiaries. In addition, no “compensation committee interlocks” existed during 2010.

Technology and Environment Committee

The Technology and Environment Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. The primary purpose of the committee is to discharge certain of the Board’s responsibilities relating to the oversight of programs, initiatives and activities of PPG in the areas of science, technology and sustainability. The functions of the committee are primarily to assess the science and technology capabilities of PPG in all phases of its activities in relation to its corporate strategies and plans; review with management the existing and emerging technologies, and environment, health, safety, product stewardship and other sustainability issues, that can have a material impact on PPG; and review the status of our environment, health, safety, product stewardship and other sustainability policies, programs and practices.

Shareholder Recommendations or Nominations for Director

The Nominating and Governance Committee is responsible for identifying and screening potential director candidates and for recommending to the Board qualified candidates for nomination. The committee considers recommendations of potential candidates from current directors, management and shareholders. The committee also has authority to retain and terminate search firms to assist in identifying director candidates. From time to time, search firms have been paid a fee to identify candidates.

Qualifications. In evaluating director candidates, the committee uses a skills matrix to aid in identifying the qualifications and skills of the candidates, including the qualifications set forth below. Candidates recommended by shareholders are evaluated against the same criteria used to evaluate all candidates:

■	age shall be considered only in terms of experience of the candidate, seeking candidates who have broad experience in business, finance, the sciences, administration, government affairs or law;

■	candidates for director should have a knowledge of the global operations of industrial businesses such as those of PPG;

■	candidates for director should be cognizant of PPG’s societal responsibilities in conducting its operations;

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each candidate should have sufficient time available to be a meaningful participant in Board affairs. Candidates should not be considered if there is either a legal impediment to service or a foreseeable conflict of interest which might materially hamper full and objective participation in all matters considered by the Board of Directors;

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in accordance with our Retirement Policy for Directors, absent unforeseen health problems, each candidate should be able to serve as director for a sufficient period of time to make a meaningful contribution to the Board’s guidance of PPG’s affairs; and

■	the Board will be comprised of a majority of independent directors.

In applying these criteria, the committee seeks to establish a Board that, when taken as a whole, should:

■	be representative of the broad scope of shareholder interests, without orientation to any particular constituencies;

■	challenge management, in a constructive way, to reach PPG’s goals and objectives;

■	be sensitive to the cultural and geographical diversity of shareholders, associates, operations and interests;

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be comprised principally of active or retired senior executives of publicly held corporations or financial institutions, with consideration given to those individuals who are scientifically-oriented, educators and government officials having corporate experience, whenever the needs of PPG indicate such membership would be appropriate;

■	include directors of varying ages, but whose overriding credentials reflect maturity, experience, insight and prominence in the community; and

■	be small enough to promote open and meaningful boardroom discussion, but large enough to staff the necessary Board committees.

The Nominating and Governance Committee does not a have formal policy with regard to the consideration of diversity in identifying director candidates. However, as discussed above, we endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the Company’s global activities. The Nominating and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from diverse industries having diverse cultural backgrounds, ethnic backgrounds, viewpoints and ages. The Nominating and Governance Committee believes that the current members of the Board provide this diversity.

Process. Shareholders wishing to recommend or nominate a nominee for director should send such recommendation or nomination to the chairman of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. A shareholder recommendation of a director nominee should be submitted with the same information as required by our Bylaws to be included in a written notice of a shareholder nomination of a person to stand for election at a meeting of shareholders, as set forth below.

Our Bylaws provide that nominations for persons to stand for election as directors may be made by holders of record of PPG common stock, provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by our corporate secretary not later than:

■	with respect to an election to be held at an annual meeting of shareholders held on the third Thursday in April, 90 days prior to such annual meeting; and

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with respect to an election to be held at an annual meeting of shareholders held on a date other than the third Thursday in April or an election to be held at a special meeting of shareholders, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders.

Each notice of recommendation or nomination from a shareholder must include:

■	the name and address of the shareholder who is making the recommendation, or who intends to make the nomination, as the case may be, and of the person or persons to be recommended or nominated;

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a description of all arrangements or understandings between the shareholder and each person being recommended or nominated, as the case may be, and any other person or persons (naming such person or persons) pursuant to which the recommendation or nomination is to be made by the shareholder;

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such other information regarding the person being recommended or nominated as would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board; and

■	the written consent of each nominee, signed by such nominee, to serve as a director if so elected.

In addition to the notice requirements listed above, our Bylaws also require to be included in a written notice of a shareholder nomination of a person to stand for election at a meeting of shareholders a representation that the shareholder is a holder of record of PPG common stock entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice.

Director Resignation Policy

Our Bylaws provide that if an incumbent director is not elected by majority vote in an “uncontested election” (where the number of nominees does not exceed the number of directors to be elected), such director must offer to tender his or her resignation to our Board of Directors. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision with respect to such resignation. The election of directors that will be held at the Annual Meeting is an uncontested election.

Codes of Ethics

Our Global Code of Ethics, which is applicable to all directors and employees worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and compliance with all laws affecting our business. We also have a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. The Global Code of Ethics and Code of Ethics for Senior Financial Officers are available on the Corporate Governance section of our website at www.ppg.com/investor. In addition, we intend to post on our website all disclosures that are required by law, the Form 8-K rules or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our codes.

The Board has established a means for employees, customers, suppliers, shareholders or other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Global Code of Ethics. Any employee, shareholder or other interested party can call a toll-free number to submit a report. In North America, this number is (800) 742-9687. This number is operational 24 hours a day, seven days a week. Ethics hotline numbers for other regions may be found on the Ethics page on the Corporate Governance section of our website at www.ppg.com/investor.

Communications with the Board

Shareholders and other interested parties may send communications to the Board, the independent directors (individually or as a group) or the presiding director in writing by sending them in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

COMPENSATION OF DIRECTORS

Overview

The compensation program for the directors who are not also officers of PPG, to whom we refer as non-employee directors, is reviewed annually by the Officers-Directors Compensation Committee to ensure that the program remains competitive. As a part of the committee’s review, the types and levels of compensation offered to our non-employee directors are compared with those provided by a select group of comparable companies. The companies comprising this comparison group are used for review of the executive officer compensation program as well and are:

3M Company	Eastman Chemical Company	Honeywell International Inc.	Monsanto Company
Air Products and Chemicals, Inc.	Eaton Corporation	Illinois Tool Works Inc.	Parker-Hannifin Corporation
Alcoa Inc.	Ecolab Inc.	International Paper Company	Praxair, Inc.
The Dow Chemical Company	Emerson Electric Co.	ITT Corporation	The Sherwin-Williams Company
E. I. du Pont de Nemours and Company	Goodyear Tire & Rubber Company	Johnson Controls, Inc.	Textron Inc.

Taking into consideration the size of PPG relative to this comparison group and advice from Frederic W. Cook & Co., Inc., the committee reports its recommendations to the Board for approval. The committee does not determine director compensation, but only makes recommendations to the Board. Changes to the non-employee directors’ compensation program generally become effective as of the year following adoption.

Directors Compensation Table

(2010)

	Fees Earned or Paid in Cash ($)[1]
Name	Annual Retainer	Committee Chairperson Fees	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
S. F. Angel	$8,333	$0	$0	$0	$0	$8,333
J. G. Berges	$100,000	$0	$100,009	$0	$0	$200,009
H. Grant	$100,000	$0	$100,009	$0	$0	$200,009
V. F. Haynes	$100,000	$0	$100,009	$0	$0	$200,009
M. J. Hooper	$100,000	$15,000	$100,009	$0	$0	$215,009
R. Mehrabian	$100,000	$10,000	$100,009	$0	$10,000	$220,009
M. H. Richenhagen	$100,000	$0	$100,009	$0	$0	$200,009
R. Ripp	$100,000	$0	$100,009	$0	$0	$200,009
T. J. Usher	$100,000	$10,000	$100,009	$0	$20,000	$230,009
D. R. Whitwam	$100,000	$10,000	$100,009	$0	$10,000	$220,009

[1]

Fees include an annual cash retainer of $100,000, plus an additional committee chair retainer. The chair of the Audit Committee received an annual retainer of $15,000, while the chairs of the other committees received an annual retainer of $10,000. The committee chair retainers were increased for 2011, as discussed under “Additional Retainers for Committee Chairs” on page 24. Mr. Angel joined the Board in December 2010 and received a prorated portion of the annual cash retainer.

[2]

In February 2010, each director received 1,618 time-based restricted stock units, or RSUs. The RSUs will vest on February 17, 2013. Dollar values represent the grant date fair value calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU grant was $61.81. The assumptions made in calculating the grant date fair values are set forth in Note 21 to our Financial Statements for the year ended December 31, 2010, which is located on pages 66 through 68 of our Annual Report on Form 10-K. As of December 31, 2010, each director, other than Mr. Angel, had 5,730 RSUs outstanding. Mr. Angel had no RSUs outstanding as of December 31, 2010.

[3]

Stock options were last awarded to directors in 2005. All such options, which have a ten-year term, have vested. No grant date fair value is presented because no options were awarded in 2010. As of December 31, 2010, each director had the following number of option awards outstanding: S. F. Angel, 0; J. G. Berges, 12,500; H. Grant, 0; V. F. Haynes, 5,000; M. J. Hooper, 10,000; R. Mehrabian, 10,000; M. H. Richenhagen, 0; R. Ripp, 5,000; T. J. Usher, 5,000; and D. R. Whitwam, 12,500.

[4]

Amounts in this column reflect donations made by the PPG Industries Foundation under our charitable awards program. In 2010, the Foundation matched charitable donations made by Mr. Usher in 2009 and 2010. For additional information regarding charitable awards, see “Charitable Awards Program” on page 25.

Annual Retainer

For 2010, each of our non-employee directors received an annual retainer with a value equal to $200,000, of which $100,000 was paid in cash and $100,000 in equity in the form of restricted stock units, or RSUs. Mr. Angel joined the Board in December 2010 and received a prorated portion of the annual retainer. The cash portion of the retainer was payable in quarterly installments, with the first quarterly installment paid after the annual shareholders meeting. The number of RSUs a director received was determined by dividing $100,000 by the closing price of our stock on the grant date, which was the date of the February meeting of the Officers-Directors Compensation Committee. An RSU represents the right to receive a share of PPG common stock upon vesting. Each RSU grant vests three years after the grant date and earns dividend equivalents during the vesting period when dividends are declared on PPG common stock, but does not carry voting rights or other rights afforded to a holder of PPG common stock.

Additional Retainers for Committee Chairs

In addition to the annual retainer for each non-employee director, each non-employee director who chairs a Board standing committee is entitled to an additional annual cash retainer, which is payable at the same time as the regular annual retainer. For 2010, the additional annual retainer for service as a committee chair was:

Committee	Retainer Amount
Audit	$15,000
Nominating and Governance	$10,000
Officers-Directors Compensation	$10,000
Technology and Environment	$10,000

Beginning in 2011, the additional annual retainer for service as a committee chair will be as follows: $20,000 for the chair of the Audit Committee; $15,000 for the chair of the Officers-Directors Compensation Committee; and $12,500 for the chair of each of the Nominating and Governance Committee and the Technology and Environment Committee. These increases were made based on a competitive analysis of our comparison set of companies provided by Frederic W. Cook & Co., Inc.

Insurance Coverage

We pay the premiums to provide each of our non-employee directors with the following insurance coverage:

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Accidental death and dismemberment insurance coverage, which provides $250,000 for accidental loss of life, and up to 100% of the death benefit for loss of limb. The aggregate cost to PPG of providing this coverage to non-employee directors for 2010 was $2,387; and

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PPG aircraft travel insurance coverage, which provides up to a $1,000,000 per seat voluntary settlement allowance, for travel on a PPG-owned aircraft, and a reduced amount for travel on a PPG leased or chartered aircraft. The aggregate cost to PPG of providing this coverage to non-employee directors for 2010 was $17,267.

Deferred Compensation

A non-employee director may elect to have all or a portion of his or her retainer fees (including fees payable in RSUs) credited to the PPG Industries, Inc. Deferred Compensation Plan for Directors, thus deferring receipt of such fees until after the director leaves the Board. All amounts held in a director’s account under the Deferred Compensation Plan are credited as hypothetical shares of our stock, or what we refer to as common stock equivalents, the number of which is determined by dividing the dollar amount of the deferral by the closing stock price of PPG common stock on the New York Stock Exchange on the date of the deferral. Common stock equivalents earn dividend equivalents (that are converted into additional common stock equivalents) when dividends are declared on PPG common stock, but do not carry voting rights or other rights afforded to a holder of PPG common stock. Each non-employee director will generally be paid his or her deferred compensation account balance no earlier than six months and ten days after leaving the Board of Directors, except in circumstances of death or disability, in which case payment shall be made as soon as administratively possible. Each non-employee director’s account balance related to compensation deferred on or after January 1, 2005 will be paid in a lump sum; however, a non-employee director may elect to receive payment of his or her account balance related to compensation deferred prior to January 1, 2005 in one to fifteen annual installments. All distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the director’s deferred account (and cash as to any fractional common stock equivalents).

Charitable Awards Program

As part of our overall program to promote charitable giving, we established a directors’ charitable award program funded by insurance policies on the lives of directors who were initially elected before July 17, 2003. Upon the death of any of these directors, PPG will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by any such director and approved by PPG. We will be reimbursed subsequently from the proceeds of the life insurance policies. Directors derive no financial benefit from this program since all charitable deductions accrue solely to PPG. This program is not applicable to any director initially elected on or after July 17, 2003. The aggregate cost of this program to PPG for 2010 was $95,417.

In addition to the above program, all of our current directors are eligible to participate in the PPG Industries Foundation Matching Gift Program, which encourages charitable donations by our directors by matching his or her contributions to eligible institutions. Matching contributions of up to a total of $10,000 per year may be made under the program. Eligible institutions include colleges or universities, private secondary schools, cultural institutions and organizations serving exceptional children.

Stock Ownership

We established stock ownership guidelines for all non-employee directors effective January 1, 2005. Each non-employee director should own 5,000 shares of our stock within five years of his or her election to the Board. For non-employee directors, unvested RSUs and common stock equivalent shares credited to the director under the Deferred Compensation Plan are counted toward meeting this requirement. Unexercised and unvested stock options are not counted for these purposes. Mr. Angel is within his five-year compliance period and should meet the ownership requirement by the end of such period. All other non-employee directors have met or exceeded the ownership requirement.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

PPG’s success is driven by a tradition of innovative products, high ethical standards and a pay-for-performance philosophy. We view our executive compensation program as a key factor in this success and a crucial tool in aligning the interests of our senior leadership with those of our shareholders. The Company’s strong performance and focus on shareholder value is evident in our continuing legacy of outstanding cash generation and rewarding shareholders. PPG has paid uninterrupted annual dividends since 1899 and in 2010 returned about 75 percent of cash from operations, or about $1 billion, to shareholders in the form of an increased annual dividend payout and share repurchases.

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. We believe the program strikes the appropriate balance between effectively incentivizing our executives based on performance and utilizing responsible, market competitive pay practices in order that our executives dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

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In early 2010, the Company decided to apply a general 10% reduction in annual incentives and delay salary increases based on projections that earnings in 2010 were not expected to fully rebound to pre-recession levels. The Company did, however, capitalize on the partial economic recovery by maintaining a sharp focus on cost management and by leveraging the global breadth and leadership positions in PPG’s businesses. The Company’s emerging regions delivered double-digit sales growth, and the Asia-Pacific region surpassed $2 billion in sales, up nearly 25% from 2009. In 2010, operating segments reduced cost by $100 million resulting from prior restructuring initiatives and achieved an additional $50 million reduction from other manufacturing and cost management initiatives. This performance contributed to PPG’s record second-half earnings performance and near record full year earnings, despite full year sales volumes that were still $1.2 billion below pre-recession 2008 levels. Accordingly, annual salary increases were reinstated in July 2010, with increases ranging from 1.8% to 10.3%, annual incentive awards paid to executive officers for 2010 ranged from 109% to 191% of target (after applying the 10% reduction) and long-term incentive grants were targeted at the market median.

■

Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter-term and longer-term performance. Shorter-term performance metrics include earnings per share, cash flow from operations, sales growth and pre-tax pre-interest margin growth. Longer-term performance metrics include total shareholder return, earnings per share growth, cash flow return on capital and stock price appreciation.

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Payment of long-term incentive awards is based solely on Company performance. We have three-year award and payout cycles, rather than an annual award cycle, for restricted stock units, or RSUs, and contingent shares, or TSR shares, which are based on achieving targeted levels of total shareholder return. We also have three-year vesting for stock options.

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Our officers are subject to stock ownership guidelines. Our chief executive officer must own shares of PPG common stock with a value of five times his base salary, and the other executive officers must own shares of PPG common stock with a value of three times his or her salary. Officers are expected to meet these ownership requirements within five years of election. Those officers who have not yet met this requirement are paid 20% of their annual incentive in PPG stock, which is restricted from sale for a period of two to five years.

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Executives and other employees may not engage in transactions that are contrary to the interests of shareholders, such as “short sales”, “short sales against the box”, “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock.

■	Executive officers are subject to a “clawback” policy that is designed to recoup incentive compensation when a financial restatement occurs and certain other conditions exist.

■	We do not provide tax gross-ups on perquisites to our U.S.-based named executive officers.

Compensation Philosophy and Objectives

PPG’s philosophy in establishing compensation policies for our executive officers is to align compensation with our strategic objectives, while concurrently providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation policies for executive officers are to:

■	Attract and retain executive officers by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance;

■	Promote and reward the achievement of short-term objectives that our Board of Directors and management believe will lead to long-term growth in shareholder value; and

■	More closely align the interests of executive officers with those of our shareholders by making long-term incentive compensation dependent upon financial performance and total shareholder return.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

■	Base salary;

■	Annual incentive awards; and

■	Long-term, equity-based incentives.

Mix of Compensation Components

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. The portion of compensation that is performance-based increases with the executive’s level of responsibility. We use performance-based compensation for more senior positions because these roles have greater leadership responsibility and influence on the performance of the Company as a whole.

Compensation Program Design Mitigates Risk

Our compensation program design ensures that our executives do not take unnecessary or excessive risks that could harm the long-term value of PPG. Features of our program include, among other things: (i) incentive plans are appropriately weighted between short-term and long-term performance and cash and equity; (ii) long-term incentives consist of a mix of stock options, performance-based restricted stock units and total shareholder return contingent shares, which provides for a balanced mix of performance measures; (iii) ranges of performance are utilized to determine incentive compensation payouts, rather than a single performance target that provides an “all or nothing” basis for compensation; (iv) caps are in place in our incentive compensation programs to limit excessive payments; and (v)  determination of incentive compensation payouts is subject to compensation committee discretion.

Annual Compensation Programs

Our executive officers receive two forms of annual compensation—base salary and annual incentive awards—which together constitute an executive’s total annual compensation. Please note that “total annual compensation,” as discussed in this Compensation Discussion and Analysis, differs from the “Total” compensation column of the Summary Compensation Table on pages 42 through 43, which includes long-term incentive and other forms of compensation. The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Total annual compensation for each position is targeted at the “market value” for that position.

To determine market value, the compensation committee considers compensation data based on a comparator group, as well as the most recently available data from nationally-recognized independent executive compensation surveys representing a cross section of manufacturing companies. We target the median levels of compensation to derive our market value by adjusting this compensation data to reflect differences in Company revenues using regression analysis. Market values from the survey data are used to determine market value for all executive officer positions. Comparator group data is blended with survey data for executive officer positions for which comparator group data is available and determined to be a suitable reference point.

Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization. The compensation committee regularly reviews this group of companies with our independent executive compensation consultant, Frederic W. Cook & Co., Inc., to ensure that it remains an appropriate benchmark for us. Our comparator group for 2010 compensation purposes was comprised of the 20 companies listed below:

3M Company	Eastman Chemical Company	Honeywell International Inc.	Monsanto Company
Air Products and Chemicals, Inc.	Eaton Corporation	Illinois Tool Works Inc.	Parker-Hannifin Corporation
Alcoa Inc.	Ecolab Inc.	International Paper Company	Praxair, Inc.
The Dow Chemical Company	Emerson Electric Co.	ITT Corporation	The Sherwin-Williams Company
E. I. du Pont de Nemours and Company	Goodyear Tire & Rubber Company	Johnson Controls, Inc.	Textron Inc.

As part of its compensation analysis, the compensation committee annually reviews a pay-for-performance study provided by our compensation consultant. The study compares PPG’s performance, annual pay (base salary plus bonus) and equity compensation with the actual results of our comparator group. Specifically, the committee reviews a rank ordering of all companies on dimensions of size, growth, profitability and shareholder return, as well as annual pay to named executive officers. The review enables the committee to calibrate its future compensation decisions.

In addition, the compensation committee annually reviews a tally sheet of each executive officer’s compensation. Each such tally sheet includes detailed data for each of the following compensation elements:

■	Annual compensation: Information regarding base salary and annual incentive targets for the current year;

■

Long-term incentive awards: Information regarding all equity-based awards, whether vested or unvested, including total pre-tax value to the executive and holdings relative to our stock ownership guidelines (discussed on page 40);

■	Benefits and perquisites: Line item summary showing the annualized cost to the Company of health and welfare benefits, life insurance and perquisites;

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Pension and deferred compensation: Annualized cost to the Company of pension plan benefits (qualified plan and non-qualified plan) and defined contribution plans (401(k) and deferred compensation); and

■	Description and quantification of all compensation and benefits payable upon retirement, termination of employment or change in control.

The compensation committee reviews the information presented in the tally sheet to ensure that it is informed of the compensation and benefits each executive is receiving annually.

Annual Compensation Policies. Our annual compensation policies reflect our pay-for-performance philosophy. We set total annual compensation for our executive officers to be competitive with the market value for comparable positions, taking into account each executive’s experience in the position and performance. Annual incentive awards are targeted at a level that, when combined with base salaries, is intended to yield total annual compensation that approximates market value. As a result, total annual compensation for a position generally should exceed its market value when our financial performance exceeds our applicable annual targets and individual performance contributes to meeting our objectives. Total annual compensation generally should be below market value when our financial performance does not meet targets and/or individual performance does not have a favorable impact on our objectives.

Base Salary. The base salaries of executives are set in relation to the market value for comparable positions, based on the compensation committee’s review of the applicable compensation data, as discussed above. In February 2009, the compensation committee determined that 2009 base salaries for executive officers (other than Mr. De Leener) would remain at 2008 levels due to the substantial decline in global business activity in the fourth quarter of 2008 and the projection that this condition would continue in 2009. Mr. De Leener, who is based at PPG’s European headquarters in Rolle, Switzerland, entered into an employment agreement with PPG in 2008 that set his base salary at 599,404 Swiss francs per year (which equated to U.S. $640,943 at December 31, 2010), with certain adjustments. Mr. Dellinger joined PPG in September 2009, and pursuant to his offer letter with the Company, Mr. Dellinger received a base salary of $47,917 a month in 2009. For a description of the material terms of Mr. De Leener’s employment agreement and of Mr. Dellinger’s offer letter, see “Compensatory Arrangements with Certain Executive Officers” on page 52.

In February 2010, the committee determined that executive officer base salaries would continue at 2008 and 2009 (as applicable) levels until July 1, 2010. Mr. Bunch’s base salary was increased to $1,100,000 on July 1, 2010, representing a 4.8% increase over his 2008 base salary. Also as a result of the February 2010 annual review, effective July 1, 2010, Mr. Dellinger received a base salary increase of $15,000; Mr. Alexander received a base salary increase of $40,000; Mr. De Leener received a base salary increase of 10,596 Swiss francs (which equated to U.S. $11,330 at

December 31, 2010); and Mr. McGarry received a base salary increase of $30,000. These increases were made based on the performance of each such executive officer and the market value for comparable positions.

Mr. Alexander received an additional base salary increase of $60,000 on August 1, 2010 with his promotion to Executive Vice President, appointment to the Executive Committee and assumption of additional corporate responsibilities. Mr. Alexander received an additional base salary increase of $30,000, effective October 2010, when his responsibilities were expanded to include the Glass segment. Mr. De Leener received an additional base salary increase of 50,000 Swiss francs (which equated to U.S. $53,465 at December 31, 2010) on August 1, 2010 with his promotion to Executive Vice President, appointment to the Executive Committee and assumption of additional corporate responsibilities. Mr. McGarry received an additional base salary increase of $30,000 on August 1, 2010 with his assumption of additional corporate responsibilities.

Annual Incentive Awards. In February 2010, the compensation committee determined that the incentive award pool for 2010 annual incentive awards to executive officers would be equal to 1% of adjusted consolidated earnings from operations on a pre-tax basis, excluding noncontrolling interests, for the year ended December 31, 2010. Consolidated earnings is determined in accordance with generally accepted accounting principles, as reflected in our audited consolidated statement of income, and includes any non-operating adjustments approved by the committee. The committee has established guidelines for certain types of non-operating adjustments that may be used by the committee in determining adjusted consolidated earnings for these purposes. These adjustments generally relate to legacy litigation or legacy environmental remediation, accounting rule changes and major portfolio changes, including planned restructuring initiatives. These categories were established to allow the committee to better evaluate annual operational performance. The committee also established that the maximum annual incentive award that could be paid out of the pool to our chief executive officer would be equal to 30% of the pool; the maximum annual incentive award that could be paid out of the pool to each of our next two most highly compensated executive officers would be equal to 20% of the pool; and the maximum award that could be paid out of the pool to each of the other executive officers named in the Summary Compensation Table would be equal to 15% of the pool.

Although the annual incentive award pool and the percentage of the pool allocated to each executive officer determines the maximum amount that can be paid individually and in the aggregate, the compensation committee’s practice has been to approve annual incentive awards based primarily on target levels set for each executive officer and pre-established, short-term performance objectives. Thus, on an annual basis, the committee establishes a target annual incentive award for each executive officer based on the executive’s position and the market value of comparable positions in our comparator group. Target annual incentive awards are expressed in dollars (or Swiss francs in the case of Mr. De Leener). For 2010, this target, when expressed as a percentage of base salary, was as follows for each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 141%; Mr. Dellinger, 89%; Mr. Alexander, 87%; Mr. De Leener, 90%; and Mr. McGarry, 87%.

The amount of an executive’s actual annual incentive award, in relation to the executive’s target opportunity, is determined on the basis of achievement of short-term performance objectives. The performance objectives for our chief executive officer and chief financial officer include specific financial targets for Company performance (weighted 70%) and personal performance (weighted 30%). The performance objectives for other executive officers include specific financial targets for Company performance (weighted 20%), business performance (weighted 50%) and personal performance (weighted 30%).

In February 2010, the compensation committee approved a general 10% reduction in the annual incentive awards of all executive officers for 2010 because earnings were not projected to fully rebound to pre-recession levels. The compensation committee also determined that if the minimum threshold of Company financial performance was not achieved for 2010 in accordance with the pre-determined schedule (which is discussed below), there would be no annual incentive award payouts to executive officers.

The potential payout of the Company performance component of the annual incentive is based on a pre-determined schedule, recommended by management and approved by the compensation committee. The schedule corresponds to various levels of potential Company financial performance measured by adjusted earnings per share (weighted 80%) and adjusted cash flow from operations (weighted 20%), assuming the adjusted earnings per share threshold is met. The maximum payout of this component under the schedule is 220% of target, subject to the limitations discussed above. Over the past ten years, actual payouts of the Company performance component of the annual incentive have ranged from 70% to 190% of target.

In assessing Company performance against objectives, the compensation committee considers actual results against the approved target objectives, considering whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results, and the extent to which economic assumptions underlying the performance targets were accurate. The overall assessment for Company performance then determines the percent of the target award that will be paid to each executive for the Company performance component of the annual incentive award. For 2010, as described below, the committee exercised discretion in applying certain non-operating adjustments to the actual earnings per share and cash flow results, consistent with guidelines established previously by the committee.

The 2010 predetermined Company financial performance standard that would generate a target bonus was adjusted earnings per share of $3.94 and adjusted cash flow from operations of $1,650 million, which took into consideration the projected speed and level of economic recovery. This target compares to actual results for 2009 of $2.94 adjusted earnings per share and adjusted cash flow from operations of $1,740 million. The approved performance standard for 2010 included a threshold adjusted earnings per share of $2.96, below which no bonus would be paid, regardless of the cash flow from operations performance, and a minimum cash flow performance of $1,254 million for payout on that component. In addition, the approved performance standard for 2010 included a maximum bonus opportunity of 220% if adjusted earnings per share of $5.52 and cash flow from operations of $1,980 million were achieved.

In February 2011, the compensation committee reviewed the Company’s performance for 2010 and approved the Company performance component for incentive awards based on adjusted earnings per share of $5.18 and adjusted cash flow from operations of $1,732 million. The actual Company financial performance for 2010 was adjusted earnings per share of $5.18 and adjusted cash flow from operations of $1,750 million, but incentive awards were not adjusted to reflect the increase in adjusted cash flow from operations result. Adjustments to reported earnings per share included $0.04 for legacy asbestos litigation charges and $0.51 for an unplanned charge related to healthcare reform legislation. Adjustments to reported cash flow from operations included adding back the cash amounts paid for pension contributions and business restructuring charges.

Adjusted earnings per share of $5.18 and cash flow from operations of $1,732 million resulted in a payout of 162% of target for the Company performance component, based on the pre-determined schedule and the 10% reduction discussed above. For the earnings per share component, the pre-determined schedule yielded a payout result of 173% (after applying the 10% reduction) for the above-target result of $5.18 per share. For the cash flow component, the schedule yielded a payout result of 117% (after applying the 10% reduction) for the above target result of $1,732 million. Combining these two results using the 80% and 20% weightings, respectively, yielded an overall result of 162%, which was approved by the compensation committee.

The personal performance component of the annual incentive is based on measures of individual performance relevant to the particular individual’s job responsibilities. The personal performance assessment of our chief executive officer is determined by the compensation committee, with input from the other non-management members of the Board. The personal performance of each other executive officer is determined by our chief executive officer. The following factors were considered in assessing the personal performance of the executive officers named in the Summary Compensation Table for 2010 against individual objectives:

Under Mr. Bunch’s leadership, the Company capitalized on the partial economic recovery by maintaining a sharp focus on cost management and leveraging the global breadth and leadership positions in PPG’s businesses. The Company’s emerging regions delivered double-digit sales growth, and the Asia-Pacific region surpassed $2 billion in sales, up nearly 25% from 2009. In 2010, operating segments reduced cost by $100 million resulting from prior restructuring initiatives and achieved an additional $50 million from other manufacturing and cost management initiatives. This cost focus contributed to PPG’s record second-half earnings performance and near record full year earnings despite full year sales volumes that were still $1.2 billion below pre-recession 2008 levels. The legacy of returning cash to shareholders was extended by returning about 75% of cash from operations, or about $1 billion, to shareholders in the form of increased annual dividends and share repurchases. These results exceeded expectations.

Mr. Dellinger completed his first full year as Chief Financial Officer and fully met requirements in this role. Under his direction, the Company successfully executed a $1 billion debt offering and realized savings from tax planning initiatives implemented during the fourth quarter.

Mr. Alexander achieved strong results in the Performance Coatings segment in 2010, including delivering a fourth quarter earnings record for the segment. These results were achieved through combining improved operating performance with top line growth to generate superior earnings and cash flow. Mr. Alexander also assumed the responsibility for the Glass segment businesses late in 2010, quickly engaging in the role by leading important pricing initiatives. These results exceeded expectations.

Mr. De Leener led the Architectural Coatings EMEA business through a difficult year as construction markets remained weak across the region, achieving solid financial performance under these conditions. Furthermore, cash flow and working capital targets were met for the year. These results met expectations.

Mr. McGarry led a strong recovery in the Commodity Chemicals segment in 2010. Pre-tax pre-interest income and cash flow targets were exceeded and operating performance was solid. Mr. McGarry also provided strong leadership at the business unit and corporate level in environmental, health and safety and corporate quality, as well as in his role as head of the Corporate Diversity Council. These results exceeded expectations.

Business unit short-term performance objectives and their assessment are specific to each particular business, and are based on earnings, working capital reduction, pre-tax pre-interest margin growth, and sales growth. The overall assessment of business performance determines the percent of target paid to applicable executives for the business component of the annual incentive award. Final awards for the executive officers named in the Summary Compensation Table are subject to the negative discretion of the compensation committee.

For 2010, we assessed the performance of 13 defined businesses against the criteria discussed above. Actual payouts of the business performance component ranged from 90% to 171% of target, after application of the previously described 10% reduction. The business performance component payouts for three of our executive officers named in the Summary Compensation Table, Messrs. Alexander, De Leener and McGarry, are based on the performance of each of the specific businesses and regions for which each of them is responsible. For Mr. Alexander, his business performance component payout was a composite of the results of the businesses comprising our Performance Coatings segment, Glass segment and Latin America region, which exceeded performance objectives for earnings, working capital reduction, pre-tax pre-interest margin growth and sales growth and resulted in a payout of 144%. For Mr. De Leener, his business performance component payout was based on the results of our Architectural Coatings, Europe, Middle East and Africa (EMEA) segment and the European region, which met the performance objectives for earnings, working capital reduction, pre-tax pre-interest margin growth and sales growth and resulted in a payout of 90%. For Mr. McGarry, his business component payout was based on the results of our Commodity Chemicals segment, which exceeded the performance objectives for earnings, working capital reduction, pre-tax pre-interest margin growth and sales growth and resulted in a payout of 171%.

The level of achievement of corporate and personal performance objectives for 2010 for Messrs. Bunch and Dellinger corresponded to payouts of 181% and 140% of target, respectively. The level of achievement of business, corporate and personal performance objectives for 2010 for Messrs. Alexander, De Leener and McGarry corresponded to payouts of 164%, 109% and 172% of target, respectively. The annual incentive awards actually paid to each of these executives for 2010 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on pages 42 through 43. While serving as executive officers over the past two or three years, as the case may be, the annual incentive awards for these executive officers have ranged from 69% to 181% of target.

Annual incentive awards are payable in cash, except that any executive who does not meet the stock ownership guidelines described under “PPG Stock Ownership Guidelines” on page 40 receives 20% of his or her annual incentive award in the form of PPG common stock. Each of Messrs. Dellinger and De Leener received 20% of his 2010 annual incentive award in PPG common stock. Such stock is restricted from sale by such executive for a period of between two and five years, depending upon the level of stock ownership of the executive. U.S.-based participants are entitled to defer part or all of an annual incentive award under our deferred compensation plan. For additional information concerning our deferred compensation plan, see “Deferred Compensation Opportunities” on page 38.

Long-Term Incentive Compensation

Our compensation committee believes that long-term incentive compensation is an important component of our program because it has the effect of retaining executives, aligning executives’ financial interests with the interests of shareholders and rewarding the achievement of PPG’s long-term strategic goals. Payment of long-term incentive awards is based solely on Company performance. Grants are targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual compensation. Each February, the committee reviews and approves equity-based compensation for that year to be granted to executive officers. Three types of long-term incentive awards are granted annually to executive officers:

■	Stock options;

■	Total Shareholder Return contingent shares, or TSR shares; and

■	Restricted Stock Units, or RSUs.

The number of stock options, TSR shares and RSUs granted to executive officers is intended to represent an estimated potential value that, when combined with total annual compensation, as discussed above, will approximate the market value of total annual and long-term compensation paid to executives in our comparator group and in a cross-section of manufacturing companies represented in nationally-recognized executive compensation surveys.

These types of long-term incentive awards were selected to provide a program that focuses on different aspects of long-term performance—stock price appreciation, total return to shareholders and solid financial performance. The estimated potential value of the awards granted to each executive officer is delivered equally through each instrument, so that approximately one-third of the value of the total award is in stock options, one-third is in TSR shares and one-third is in performance-based RSUs. The compensation committee selected equal distribution to emphasize its view that each of the three equity-based vehicles serves a particular purpose and is equally important in supporting our long-term compensation strategy.

Stock Options. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in PPG and to share in the appreciation of the value of our stock. All stock options granted to executive officers in 2010 were granted from our shareholder-approved Omnibus Incentive Plan. Some features of our stock option program include:

■	Options become exercisable on the third anniversary of the date of grant;

■	The term of each grant does not exceed ten years;

■	The exercise price is equal to the closing market price on the date of grant (we do not backdate or grant discounted stock options);

■	Initial grants since January 1, 2003 do not include “reload” or “restored” provisions; and

■	Repricing of stock options is prohibited.

We continue to use stock options as a long-term incentive because stock options focus the management team on increasing longer-term value for shareholders. For additional information concerning the timing of grants of stock options, see “Our Policies with Respect to the Granting of Equity Awards” on page 40. In February 2010, the following stock options were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 140,000; Mr. Dellinger, 40,000 (pursuant to his offer letter); Mr. Alexander, 25,000; Mr. De Leener, 14,000; and Mr. McGarry, 15,000. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above.

As shown in the Outstanding Equity Awards at Fiscal Year-End table and related footnotes on pages 46 through 47, certain of the executive officers named in the Summary Compensation Table have in prior years exercised existing stock options in a manner entitling them to receive “reload” or “restored” options under the restored options provisions of stock option grants made before January 1, 2003. The restored options provisions are inapplicable to new option awards granted on or after January 1, 2003, and the Omnibus Incentive Plan does not permit the granting of restored options.

TSR Shares.

Basis of Payout		Performance Period	Vesting and Payout of Benefit
• Total shareholder return of PPG compared to total shareholder return for S&P 500 companies • Payout is 0% to 220% of original TSR shares awarded:		2010 through 2012

•   Vest on last day of performance period

•   Settled in a combination of cash and shares at end of performance period

•   Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid

PPG TSR	Grant Payout
90th percentile	220%
80th percentile	180%
70th percentile	140%
60th percentile	100%
50th percentile	80%
40th percentile	50%
30th percentile	30%
Below	0%

TSR shares represent a contingent share grant that is made at the beginning of a three-year performance period and vests on the last day of the performance period. The grant is settled in a combination of cash and shares of PPG common stock at the end of the three-year period, depending upon our total shareholder return in relation to the total shareholder return for companies in the S&P 500 during that period. The calculation of total shareholder return assumes that all dividends were reinvested.

If minimum performance is not achieved, no payment is made with respect to the TSR share grant. If performance is above target, payment may exceed the original number of contingent TSR shares awarded. Target performance is set at the 60th percentile rank, which allows for a 100% payout only if our performance is greater than the median performance for the comparison set of companies. The minimum and maximum number of shares that may be issued upon settlement of a TSR share grant ranges from 0% to 220% of the original number of contingent TSR shares awarded. Dividend equivalents are awarded over the performance period, based on the original contingent TSR share grant for grants prior to 2009. In 2009, the compensation committee determined that for TSR share awards for 2009 and thereafter, dividend equivalents will be awarded at the end of the performance period, based on the actual number of shares earned and paid to an executive. TSR shares are intended to reward executives only when we provide a greater long-term return to shareholders relative to a percentage of the comparison set of companies, which is consistent with our pay-for-performance compensation philosophy.

In February 2010, the following TSR shares were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 35,000; Mr. Dellinger, 10,000 (pursuant to his offer letter); Mr. Alexander, 6,300; Mr. De Leener, 3,500; and Mr. McGarry, 3,800. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above under “Long-Term Incentive Compensation.”

The Company made 2010 payouts of TSR shares granted in 2008. PPG’s total shareholder return was measured against that of the S&P 500 over the three-year period ending December 31, 2010. PPG’s ranking on this performance measure was at the 81st percentile, resulting in payouts at 184% of target. The payouts were distributed 50% in shares of PPG common stock and 50% in cash. The cash determination was based on the average PPG stock closing price during the month of December 2010.

Payouts to the executive officers named in the Summary Compensation Table for the 2008 TSR grants were: Mr. Bunch, 21,160 shares and $1,730,042; Mr. Alexander, 3,680 shares and $300,877; Mr. De Leener, 2,760 shares and $225,658; and Mr. McGarry, 1,656 shares and $135,395. Such share payouts, which vested in December 2010, are reflected in the Option Exercises and Stock Vested table on page 48.

RSUs.

Basis of Payout		Performance Period	Vesting and Payout of Benefit
Performance Goals: • 10% growth in earnings per share • 12% cash flow return on capital Payout is 0% to 180% of original RSU shares awarded:		2010 through 2012	• Vest on last day of performance period • Settled in shares in the February immediately after the end of performance period • No dividend equivalents are awarded
Goals Attained in Performance Period	Payout
6 goals	180%
4 or 5 goals in 3 years	150%
4 goals in 2 years	100%
3 goals	100%
2 goals	50%
1 goal	25%
0 goals	0%

Performance-based RSUs represent a contingent share grant that is made at the beginning of a three-year performance period and vests on the last day of the performance period. If we achieve certain pre-determined performance thresholds, payment is settled in shares of PPG common stock in the February immediately after the end of the three-year performance period. The performance criteria for each year in the three-year performance period are 10% growth in earnings per share and 12% cash flow return on capital, taking into account the same adjustment categories utilized by the compensation committee in determining earnings per share for purposes of annual incentive awards (see “Annual Incentive Awards” above). If minimum performance is not achieved, no shares are issued with respect to the grant. If performance is above target, the number of shares issued may exceed the original number of contingent shares awarded. The minimum and maximum number of shares that may be issued upon settlement of an RSU ranges from 0% to 180% of the original number of contingent shares awarded, depending on the number of goals attained during the three-year period (see the table above for a breakdown of the payout percentages). No dividend equivalents are awarded on performance-based RSUs. By including performance-based RSUs in the long-term incentive mix, executives are rewarded when financial performance objectives are achieved over an extended period of time.

In February 2010, the following RSUs were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 35,000; Mr. Dellinger, 10,000 (pursuant to his offer letter); Mr. Alexander, 6,300; Mr. De Leener, 3,500; and Mr. McGarry, 3,800. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above under “Long-Term Incentive Compensation.”

The performance period for the RSUs granted in 2008 ended on December 31, 2010. For such 2008 grants, four of the annual goals were achieved in three years, yielding payouts at 150% of target. Specifically, the results were as follows:

RSU Performance Measures—2008-2010 Performance Period

	2008		2009		2010		2008-2010
	EPS Growth	Cash Flow ROC	EPS Growth	Cash Flow ROC	EPS Growth	Cash Flow ROC	Total Goals Met
Goal Result	(14.6)%	12.8%	(35.5)%	17.6%	76.2%	16.3%
Goals Met	0	1	0	1	1	1	4

The Company made 2010 share payouts to the executive officers named in the Summary Compensation Table for the 2008 RSU grants as follows: Mr. Bunch, 34,500; Mr. Alexander, 6,000; Mr. De Leener, 4,500; and Mr. McGarry, 2,700. Such payouts, which vested in December 2010, are reflected in the Option Exercises and Stock Vested table on page 48. Such table also reflects the following share payouts for the 2007 RSU grants, which were described in last year’s proxy statement, because vesting occurred in February 2010: Mr. Bunch, 33,750 and Mr. Alexander, 5,250. Such table also reflects the payout of 3,000 RSUs granted to Mr. McGarry in 2007, which vested in February 2010.

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, executive officers named in the Summary Compensation Table receive certain perquisites and other benefits. Such perquisites include financial counseling services, payment of organizational membership dues and limited personal use of PPG’s corporate aircraft. Other benefits for our U.S.-based executive officers may include executive life insurance, Company matching contributions under our broadly-based Employee Savings Plan and Company matching contributions under our Deferred Compensation Plan. Company matching contributions under these two plans were reinstated in July 2010, after being suspended in March 2009 because of the anticipated year-over-year decline in the Company’s earnings. These perquisites and other benefits are provided to increase the availability of the executives to focus on the business of the enterprise or because we believe they are important to our ability to attract and retain top-quality executive talent. Mr. De Leener receives certain other perquisites, which are discussed under “Compensatory Arrangements with Certain Executive Officers” on page 52. The costs to PPG associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table on pages 42 through 43 and in the All Other Compensation Table on page 44.

We also provide other benefits, such as medical, dental and life insurance and disability coverage, to each U.S.-based executive named in the Summary Compensation Table under our benefit plans, which are also provided to most eligible U.S.-based salaried employees. Mr. De Leener receives similar benefits under programs sponsored for employees at our European headquarters in Rolle, Switzerland. Under our benefit plans, eligible employees, including the executives, can purchase a higher level of coverage for certain benefits. In addition, all of our U.S.-based executive officers are eligible to participate in the PPG Industries Foundation Matching Gift Program, which encourages charitable donations by all of our U.S. employees by matching his or her contributions to eligible institutions. Matching contributions of up to a total of $10,000 per year may be made under the program. Eligible institutions include colleges or universities, private secondary schools, cultural institutions and organizations serving exceptional children. The value of these benefits is not included in the Summary Compensation Table because such benefits are made available on a Company-wide basis to most U.S. salaried employees. We also provide vacation and other paid holidays to all employees, including the executive officers named in the Summary Compensation Table, which are comparable to those provided at other large companies.

Deferred Compensation Opportunities

Another aspect of our executive compensation program is our Deferred Compensation Plan. The plan is a voluntary, non-tax qualified, unfunded, deferred compensation plan available to all U.S.-based executive officers and other participants in our management incentive plans to enable them to save for retirement by deferring a portion of their current compensation. The plan also provides eligible employees with supplemental contributions equal to the contributions they would have received under our Employee Savings Plan and our Defined Contribution Retirement Plan, but for certain limitations under the Internal Revenue Code. Under the plan, compensation may be deferred until death, disability, retirement or termination or, in the case of the cash portion of certain incentive awards, other earlier specified dates the participants may select. Deferred amounts (other than the PPG common stock portion of deferred incentive awards, which must be invested in PPG stock) are credited to an investment account that earns a return based on the investment options chosen by the participant. The value of a participant’s investment account is based on the value of the investments selected. Benefits are paid out of our general assets. For additional information concerning our Deferred Compensation Plan, see “Defined Contribution Retirement Plans and Deferred Compensation Plan” and the accompanying Non-Qualified Deferred Compensation Table on pages 50 through 51.

Retirement Plans

We maintain both a tax-qualified defined benefit pension plan, called the Retirement Income Plan, and a non-qualified defined benefit pension plan, called the Non-Qualified Retirement Plan, for U.S.-based salaried employees hired prior to 2006. U.S.-based salaried employees hired after 2005 are not eligible to participate in these plans. Each of the U.S.-based executive officers named in the Summary Compensation Table participate in these plans, with the exception of Mr. Dellinger. The compensation covered by our Retirement Income Plan, which is compulsory and noncontributory, is the base salary of a participant as limited by applicable Internal Revenue Service regulations. Our Non-Qualified Retirement Plan is an unfunded supplemental plan that provides benefits paid out of our general assets in an amount substantially equal to the difference between the amount that would have been payable under the Retirement Income Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Income Plan. The Non-Qualified Retirement Plan also includes a benefit based on bonus awards for all U.S. management bonus program participants (currently over 800). We believe this supplemental retirement benefit is competitive with that provided by other companies with which we compete for executive talent. For additional information concerning our retirement plans, see “Pension Benefits” and “Defined Contribution Retirement Plans and Defined Compensation Plan” on pages 48 through 51.

Mr. Dellinger is not eligible to participate in the Retirement Income Plan or the Non-Qualified Retirement Plan. He is eligible to participate in a tax-qualified defined contribution retirement plan, called the Defined Contribution Retirement Plan, which was established by PPG for certain U.S.-based employees hired after 2005. The plan is funded by contributions made by the Company. Contributions are between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. An executive has a fully vested benefit under the plan upon completing three years of service with the Company, is within ten years of his or her Social Security normal retirement age or upon termination of employment after reaching early retirement age. An executive may receive a distribution of the vested balance in his or her plan account upon retirement, death, disability or termination of employment.

Mr. De Leener is not eligible to participate in our U.S.-based retirement programs. He participates in a retirement plan, called the PPG Swiss BVG/LPP retirement plan, which is available to all other

Switzerland-based management employees. The Swiss BVG/LPP retirement plan is a defined contribution retirement plan that accumulates retirement benefits in an account for each participant. Annual contributions are determined based on a participant’s age and are a percentage of annual salary plus bonus. The Company contributes two-thirds of the annual contribution and each participant contributes the remaining one-third. Contributions earn interest at a specified guaranteed rate annually. The plan provides a retirement benefit when a participant reaches age 65, and a reduced early retirement benefit can begin as early as age 60. The amount of the retirement benefit is determined by the value of the accrued retirement assets in a participant’s account on the participant’s retirement date. The retirement benefit under the plan may be paid in a lump sum or as a life annuity. The plan also provides a life annuity benefit upon disability or death, which is funded by insurance and the amount of which is based on a participant’s current salary plus bonus. Upon death, the plan also provides a life insurance benefit to the surviving spouse, which is paid as a lump sum. The assets in a participant’s account are fully vested, and if a participant leaves the Company before becoming eligible for a benefit under the plan, the amount of accrued retirement assets are transferrable to another retirement plan.

Change In Control Agreements

We have agreements in place with each of the executive officers named in the Summary Compensation Table providing for their continued employment for a period of up to three years in the event of an actual or threatened change in control of PPG (as “change in control” is defined in the agreements). We believe that these agreements serve to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of PPG and shareholder value. These agreements avoid distractions involving executive management that arise when the Board is considering possible strategic transactions involving a change in control and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. For additional information concerning our change in control agreements, see “Potential Payments Upon Termination or Change in Control” on pages 53 through 59.

Regulatory Considerations

The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing compensation programs. For example, we considered limitations on the deductibility of personal use of corporate aircraft under the American Jobs Creation Act when adopting our policies regarding use of our aircraft by executive officers. In addition, we have administered our incentive and equity compensation programs, severance plans and change in control agreements in compliance with federal tax rules affecting non-qualified deferred compensation.

Under Section 162(m) of the Internal Revenue Code, as amended, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the U.S.-based executive officers named in the Summary Compensation Table (except the chief financial officer) during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m). However, the committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. We believe our annual and long-term incentive compensation programs for executives qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m).

Financial Restatement

It is our policy that we will, to the extent permitted by governing law, seek recoupment of incentive compensation paid to any executive officer where:

■	the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement;

■	the executive officer is found to have engaged in fraud or misconduct that caused or partially caused the need for the restatement; and

■	a lower payment would have been made to the executive officer based upon the restated financial results.

In each such instance, we will, to the extent practicable, seek to recover the amount by which the individual executive officer’s incentive compensation for the relevant period exceeded the payment that would have been made based on the restated financial results, plus a reasonable rate of interest.

Our Policies with Respect to the Granting of Equity Awards

Equity awards may be granted by either the compensation committee or its delegate. The committee only delegates authority to grant equity awards to employees who are not executive officers, and only in aggregate amounts not exceeding amounts approved by the committee. The Board generally does not grant equity awards, although the committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants. Equity awards are granted in February at a regularly scheduled meeting of the compensation committee, and generally further grants are not made for the remainder of the year. These meetings occur approximately one month after the release of our earnings for the immediately preceding year. On limited occasions, grants may occur on an interim basis, primarily for the purpose of approving a compensation package for a newly hired or promoted executive officer. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion, not our stock price or the timing of any release of Company information.

Option Exercise Price. The exercise price of a newly granted stock option is the closing price on the New York Stock Exchange on the date of grant. With respect to the occasional interim grants to a newly hired or promoted executive, the exercise price is the closing price on the New York Stock Exchange on the date of grant, which is the later of the approval date or the hire or promotion date; provided, however, that if the date of hire or promotion would fall within a Company imposed blackout period, the grant date will be the first business day following such blackout period.

PPG Stock Ownership Guidelines

The compensation committee also believes that it is in the best interests of shareholders for our officers to own a significant amount of PPG common stock, thereby aligning their interests with the interests of shareholders. Accordingly, in 2003, the compensation committee implemented stock ownership guidelines applicable to all of our officers, based on a multiple of base salary. The current stock ownership guidelines are:

Chief Executive Officer	5 times base salary
Other executive officers	3 times base salary
Other officers	1 or 2 times base salary

Ownership, for purposes of these guidelines, includes shares of PPG common stock personally owned, as well as all stock holdings in PPG’s savings plan and deferred compensation accounts. Unexercised options and unvested shares awarded under our long-term incentive plans are not counted for these purposes. Generally, officers are expected to meet these ownership requirements within five years of election, appointment or promotion. All executive officers named in the Summary Compensation Table have met their ownership requirements, except for Messrs. Dellinger and De Leener, who are each within his five-year compliance period and should meet the ownership requirement by the end of such period.

Securities Trading Policy

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of PPG’s securities. This prohibition includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and other hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

(2008-2010)

Name and Position	Year	Salary[2]	Bonus[3]	Stock Awards[4]	Option Awards[5]	Non-Equity Incentive Plan Compensation[6]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[7]	All Other Compensation[8]	Total
C. E. Bunch	2010	$1,075,000	$—	$4,034,100	$1,870,400	$2,800,000	$2,489,479	$117,021	$12,386,000
Chairman and Chief Executive Officer	2009	$1,050,000	$—	$2,718,100	$949,200	$1,500,000	$2,059,137	$145,990	$8,422,427
	2008	$1,041,667	$—	$2,931,580	$1,263,500	$1,750,000	$1,900,843	$366,870	$9,254,460

R. J. Dellinger[1]	2010	$582,500	$—	$1,152,600	$534,400	$737,100	$0	$274,185	$3,280,785
Senior Vice President, Finance and Chief Financial Officer	2009	$180,777	$—	$984,400	$363,300	$478,000	$0	$10,930	$2,017,407

J. R. Alexander	2010	$472,500	$—	$726,138	$334,000	$700,000	$653,905	$34,502	$2,921,045
Executive Vice President, Performance Coatings	2009	$420,000	$—	$782,348	$155,940	$450,000	$357,099	$38,905	$2,204,292
	2008	$416,667	$—	$509,840	$215,460	$400,000	$320,321	$78,589	$1,940,877

P-M. De Leener[1]	2010	$646,608	$—	$403,410	$187,040	$662,966	$0	$341,396	$2,241,420
Executive Vice President, Architectural Coatings EMEA and President PPG Europe	2009	$577,466	$—	$603,730	$94,920	$587,674	$0	$255,723	$2,119,513

M. H. McGarry[1]	2010	$317,500	$—	$437,988	$200,400	$500,000	$297,643	$22,866	$1,776,397
Senior Vice President, Commodity Chemicals

[1]	Messrs. Dellinger and De Leener were not named executive officers in 2008. Mr. McGarry was not a named executive officer in 2008 or 2009.

[2]

The annual salaries as of January 1, 2010, and as of the annual salary increase date of July 1, 2010, were: Mr. Bunch, $1,050,000 and $1,100,000; Mr. Dellinger, $575,000 and $590,000; Mr. Alexander, $420,00 and $460,000; Mr. De Leener, $640,943 and $652,272; and Mr. McGarry, $290,000 and $320,000. With his promotion to Executive Vice President, appointment to the Executive Committee and assumption of additional corporate responsibilities, on August 1, 2010, Mr. Alexander’s annual salary was increased to $520,000. Effective October 1, 2010, Mr. Alexander’s annual salary was increased to $550,000 when his responsibilities were expanded to include the Glass segment. With his promotion to Executive Vice President, appointment to the Executive Committee and assumption of additional corporate responsibilities, on August 1, 2010, Mr. De Leener’s annual salary was increased to $705,737. With his assumption of additional corporate responsibilities, on August 1, 2010, Mr. McGarry’s annual salary was increased to $350,000. The annual salaries as of January 1, 2009, are shown for each of the named executive officers. None of the named executive officers received a salary increase in 2009. The annual salaries as of January 1, 2008, and as of the regular annual salary increase date of March 1, 2008, were: Mr. Bunch, $1,000,000 and $1,050,000; and Mr. Alexander, $400,000 and $420,000. All amounts reported for Mr. De Leener were paid in Swiss francs and have been converted to U.S. dollars using the exchange rate in effect on December 31, 2010 (1 Swiss franc = 1.0693 U.S. dollars).

[3]

The named executive officers were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 31, 2010, 2009 and 2008. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitute annual incentive awards for 2010, 2009 and 2008 that were determined by the Officers-Directors Compensation Committee at its February 16, 2011, February 17, 2010 and February 18, 2009 meetings, respectively, and, to the extent not deferred by an executive, were paid out shortly thereafter.

[4]

The amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for grants occurring in the fiscal years ended December 31, 2010, 2009 and 2008 of performance-based restricted stock units, or RSUs, and performance-based total shareholder return contingent shares, or TSRs, granted as part of the long-term incentive components of our compensation program described on pages 33 through 37. The assumptions used in calculating these amounts for 2010 are set forth in Note 21 to our Financial Statements for the year ended December 31, 2010, which is located on pages 66 through 68 of our Annual Report on Form 10-K. RSUs and TSRs are subject to performance conditions, and the grant date fair value shown is based on performance at target levels, which is the probable outcome of such conditions. The value of these awards made in the fiscal year ended December 31, 2010, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Bunch, $8,101,380; Mr. Dellinger, $2,314,680; Mr. Alexander, $1,458,248; Mr. De Leener, $810,138; and Mr. McGarry, $879,578. The value of these awards made in the fiscal year ended December 31, 2009, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Bunch, $5,592,580; Mr. Dellinger, $990,640; Mr. Alexander, $926,770; and Mr. De Leener, $559,258. The value of these awards made in the fiscal year ended December 31, 2008, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Bunch, $5,920,844; and Mr. Alexander, $1,029,712.

[5]

The amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for stock option grants occurring in the fiscal years ended December 31, 2010, 2009 and 2008 as part of the long-term incentive component of our compensation program described on pages 33 through 37, plus restored options granted in conjunction with original option grants made prior to 2003 described on page 34. The assumptions used in calculating these amounts are set forth in Note 21 to our Financial Statements for the year ended December 31, 2010, which is located on pages 66 through 68 of our Annual Report on Form 10-K.

[6]

The amounts in this column reflect the dollar value of annual incentive awards for 2010, 2009 and 2008, as described on pages 30 through 33. Under our stock ownership guidelines, which are discussed on page 40, 20% of Mr. Dellinger’s and Mr. De Leener’s annual incentive awards for 2010 and 2009, and 20% of Mr. De Leener’s annual incentive award for 2008, were paid in shares of PPG common stock on February 28, 2011, February 26, 2010 and February 27, 2009, respectively.

[7]

The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under our qualified and non-qualified pension plans, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan.

[8]	Includes all other compensation as described in the table entitled “All Other Compensation Table” on page 44.

All Other Compensation Table

(2010)

	Perquisites					Other Compensation
	Personal Use of Company Aircraft[1]	Financial Counseling[2]	Organization Dues	Other[3]	Total Perquisites	Defined Contribution Retirement Plan and Employee Savings Plan Contributions[4]	Deferred Compensation Contributions[5]	Deferred Dividends[6]	Tax Reimbursements[7]	Total Other Compensation	Total All Other Compensation
C. E. Bunch	$7,939	$9,970	$17,910	$14,565	$50,384	$3,675	$12,822	$50,140	$0	$66,637	$117,021
R. J. Dellinger	$0	$14,510	$54,050	$170,339	$238,899	$10,821	$24,465	$0	$0	$35,286	$274,185
J. R. Alexander	$0	$9,970	$6,830	$1,110	$17,910	$3,675	$4,197	$8,720	$0	$16,592	$34,502
P-M. De Leener	$0	$2,673	$0	$84,699	$87,372	$0	$189,254	$0	$64,770	$254,024	$341,396
M. H. McGarry	$0	$7,970	$5,800	$0	$13,770	$3,675	$1,497	$3,924	$0	$9,096	$22,866

[1]

The amount in this column reflects the aggregate incremental cost to PPG of personal use of corporate aircraft. The aggregate incremental cost to PPG is determined on a per flight basis and includes the cost of fuel, a pro rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs. A portion of this value attributable to personal use of corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2 of Mr. Bunch.

[2]

The amounts in this column reflect the cost of financial counseling services paid by PPG. Except for Mr. De Leener, one-half of the cost of financial planning services reflected in the table above is included as compensation on the W-2 of named executive officers who receive such benefits.

[3]

For Mr. Bunch, the amount in this column reflects the aggregate incremental cost to PPG of automobile-related expenses and executive life insurance. For Mr. Dellinger, the amount in this column reflects the aggregate incremental cost to PPG of automobile-related expenses and the cost of relocation assistance ($169,276). For Mr. Alexander, the amount in this column reflects the aggregate incremental cost to PPG of automobile-related expenses. For Mr. De Leener, the amount in this column reflects the aggregate cost of dependent tuition ($81,664), commuting and automobile-related expenses and private health insurance.

[4]

For the executives other than Mr. Dellinger, the amounts in this column reflect company contributions under the Employee Savings Plan. Company matching contributions to this plan were reinstated on July 1, 2010. Mr. De Leener is not eligible to participate in the Employee Savings Plan. For Mr. Dellinger, the amount in this column also reflects company contributions to his account under the Defined Contribution Retirement Plan.

[5]

The amounts in this column reflect company contributions under the Deferred Compensation Plan in lieu of company contributions that could not be made under the Employee Savings Plan and, in the case of Mr. Dellinger, under the Defined Contribution Retirement Plan, because of Internal Revenue Code limitations. Company matching contributions to the Employee Savings Plan were suspended in March 2009 and reinstated on July 1, 2010. Mr. De Leener is not eligible to participate in the Deferred Compensation Plan. The amount shown for Mr. De Leener reflects company contributions to the PPG Swiss BVG/LPP retirement plan.

[6]

The amounts in this column represent dividend equivalents on outstanding TSR awards granted before 2009. Dividend equivalents on TSR awards granted in or after 2009 will be paid to the executives at the time the underlying TSR award is paid.

[7]	For Mr. De Leener, the amount in this column reflects additional income paid by PPG to reimburse him for personal tax liability in Switzerland on perquisites.

Grants of Plan Based Awards

(2010)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards[3]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. E. Bunch	N/A	$620,000	$1,550,000	$3,588,000
	17-Feb-2010								140,000	$61.81	$1,870,400
	17-Feb-2010				8,750	35,000	63,000	U			$1,934,100
	17-Feb-2010				10,500	35,000	77,000	T			$2,100,000
R. J. Dellinger	N/A	$210,000	$525,000	$2,392,000
	17-Feb-2010								40,000	$61.81	$534,400
	17-Feb-2010				2,500	10,000	18,000	U			$552,600
	17-Feb-2010				3,000	10,000	22,000	T			$600,000
J. R. Alexander	N/A	$190,000	$475,000	$2,392,000
	17-Feb-2010								25,000	$61.81	$334,000
	17-Feb-2010				1,575	6,300	11,340	U			$348,138
	17-Feb-2010				1,890	6,300	13,860	T			$378,000
P-M. De Leener	N/A	$242,517	$606,293	$1,794,000
	17-Feb-2010								14,000	$61.81	$187,040
	17-Feb-2010				875	3,500	6,300	U			$193,410
	17-Feb-2010				1,050	3,500	7,700	T			$210,000
M. H. McGarry	N/A	$116,000	$290,000	$1,794,000
	17-Feb-2010								15,000	$61.81	$200,400
	17-Feb-2010				950	3,800	6,840	U			$209,988
	17-Feb-2010				1,140	3,800	8,360	T			$228,000

U – RSUs. Estimated future payouts relate to the performance period of 2010 through 2012. For additional information concerning the material terms of these RSU grants, see pages 36 through 37.

T – TSR shares. Estimated future payouts relate to the performance period of 2010 through 2012. For additional information concerning the material terms of these TSR grants, see pages 35 though 36.

[1]

The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under our annual incentive award program. For additional information concerning our annual incentive award program, see pages 30 through 33.

[2]

The exercise price of option awards is the closing sale price of PPG common stock reported for the date of grant on the New York Stock Exchange. Option awards vest on the third anniversary of the date of grant, except that restored options vest six months from the date of grant. For additional information concerning stock option awards and restored options, see page 34.

[3]

Refer to Note 21 to our Financial Statements for the year ended December 31, 2010, which is located on pages 66 through 68 of our Annual Report on Form 10-K, for the relevant assumptions used to determine the valuation of stock-based compensation awards.

Outstanding Equity Awards at Fiscal Year-End

(2010)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Vest Date	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (#)[1,2]			Performance Period	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)[3]
C. E. Bunch	70,000			$47.89	19-Feb-2004	18-Feb-2013	35,000		U	2010-2012	2,942,450
	60,000			$58.80	18-Feb-2007	17-Feb-2014	52,500		U	2009-2011	4,413,675
	40,000			$71.88	16-Feb-2008	15-Feb-2015	35,000		T	2010-2012	2,942,450
	40,000			$63.01	01-Jul-2008	30-Jun-2015	70,000		T	2009-2011	5,884,900
	80,000			$59.63	15-Feb-2009	14-Feb-2016
	100,000			$68.61	14-Feb-2010	13-Feb-2017
		95,000		$63.69	20-Feb-2011	19-Feb-2018
		1,505	R	$77.33	25-Apr-2011	19-Feb-2012
		34,172	R	$77.33	25-Apr-2011	19-Feb-2012
		13,503	R	$77.33	25-Apr-2011	19-Feb-2012
		140,000		$34.09	18-Feb-2012	17-Feb-2019
		140,000		$61.81	17-Feb-2013	16-Feb-2020

R. J. Dellinger		30,000		$55.39	08-Sep-2012	07-Sep-2019	10,000		U	2010-2012	840,700
		40,000		$61.81	17-Feb-2013	16-Feb-2020	7,500		U	2009-2011	630,525
							10,000		T	2010-2012	840,700
							10,000		T	2009-2011	840,700
							8,000	(4)	U		672,560

J. R. Alexander	10,000			$58.80	18-Feb-2007	17-Feb-2014	6,300		U	2010-2012	529,641
	7,900			$71.88	16-Feb-2008	15-Feb-2015	8,700		U	2009-2011	731,409
	5,100			$68.00	02-May-2008	01-May-2015	6,300		T	2010-2012	529,641
	13,600			$59.63	15-Feb-2009	14-Feb-2016	11,600		T	2009-2011	975,212
	17,000			$68.61	14-Feb-2010	13-Feb-2017
		16,200		$63.69	20-Feb-2011	19-Feb-2018
		4,234	R	$77.33	25-Apr-2011	19-Feb-2012	12,000	(5)	U		1,008,840
		223	R	$77.33	25-Apr-2011	19-Feb-2012
		4,162	R	$77.33	25-Apr-2011	19-Feb-2012
		1,276	R	$77.33	25-Apr-2011	19-Feb-2012
		23,000		$34.09	18-Feb-2012	17-Feb-2019
		25,000		$61.81	17-Feb-2013	16-Feb-2020

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Vest Date	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (#)[1,2]			Performance Period	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)[3]
P-M. De Leener		12,500		$63.69	20-Feb-2011	19-Feb-2018	3,500		U	2010-2012	294,245
		14,000		$34.09	18-Feb-2012	17-Feb-2019	5,250		U	2009-2011	441,368
		14,000		$61.81	17-Feb-2013	16-Feb-2020	3,500		T	2010-2012	294,245
							7,000		T	2009-2011	588,490
							12,000	(5)	U		1,008,840

M. H. McGarry	12,500			$58.80	18-Feb-2007	17-Feb-2014	3,800		U	2010-2012	319,466
	6,700			$71.88	16-Feb-2008	15-Feb-2015	5,250		U	2009-2011	441,368
	7,100			$59.63	15-Feb-2009	14-Feb-2016	3,800		T	2010-2012	319,466
	7,900			$68.61	14-Feb-2010	13-Feb-2017	7,000		T	2009-2011	588,490
		7,200		$63.69	20-Feb-2011	19-Feb-2018
		1,820	R	$77.33	25-Apr-2011	19-Feb-2012
		473	R	$77.33	25-Apr-2011	19-Feb-2012
		366	R	$77.33	25-Apr-2011	19-Feb-2012
		369	R	$77.33	25-Apr-2011	19-Feb-2012
		1,404	R	$77.33	25-Apr-2011	19-Feb-2012
		14,000		$34.09	18-Feb-2012	17-Feb-2019
		15,000		$61.81	17-Feb-2013	16-Feb-2020

R	– Restored options granted with respect to original stock options granted prior to January 1, 2003, which are described on page 34.

U	– RSUs. For additional information concerning the material terms of these RSU grants, see pages 36 through 37.

T	– TSR shares. For additional information concerning the material terms of these TSR grants, see pages 35 through 36.

[1]	The RSUs for the 2009 – 2011 performance period reflect an estimated payout of 150%. The RSUs for the 2010 – 2012 performance period reflect an estimated payout of 100%.

[2]	The TSRs for the 2009 – 2011 performance period reflect an estimated payout of 200%. The TSRs for the 2010 – 2012 performance period reflect an estimated payout of 100%.

[3]	Payout value is based on the $84.07 closing sale price of PPG common stock reported on December 31, 2010 on the New York Stock Exchange.

[4]	Unvested time-based RSUs vest as to 2,000 units on September 8, 2011, 2,000 units on September 8, 2012, 2,000 units on September 8, 2013 and 2,000 units on September 8, 2014.

[5]	Unvested time-based RSUs vest as to 4,000 units on December 31, 2011, 4,000 units on December 31, 2012 and 4,000 units on December 31, 2013.

Option Exercises and Stock Vested

(2010)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on RSU Vesting (#)[2]	Number of Shares Acquired on TSR Vesting (#)[3]	Value Realized on Vesting ($)
C. E. Bunch	169,490	$687,801	68,250	21,160	$8,446,586
R. J. Dellinger	0	$0	0	0	$0
J. R. Alexander	24,448	$124,543	11,250	3,680	$1,430,676
P-M. De Leener	0	$0	4,500	2,760	$829,630
M. H. McGarry	16,019	$185,766	5,700	1,656	$683,208

[1]

The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options.

[2]	The amounts in this column are the number of shares acquired upon the vesting of RSU awards granted in 2007 and 2008. Payouts of 2007 and 2008 RSU awards are described on page 37.

[3]

The amounts in this column represent the number of shares earned upon the vesting of TSR awards granted in 2008. As described on pages 35 through 36, TSR awards are paid 50% in shares of PPG common stock and 50% in cash.

Pension Benefits

We maintain both a tax-qualified defined benefit pension plan, called the Retirement Income Plan, and a non-qualified defined benefit pension plan, called the Non-Qualified Retirement Plan. Employees hired after 2005 are not eligible to participate in these plans. Each of the U.S.-based executive officers named in the Summary Compensation Table participates in these plans, with the exception of Mr. Dellinger. The table below shows the present value of accumulated benefits payable to each such named executive officer, including the number of years of service credited to each such named executive officer, under each of the Retirement Income Plan and the Non-Qualified Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The material terms of the Retirement Income Plan and the Non-Qualified Retirement Plan are described below.

Pension Benefits Table

(2010)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
C. E. Bunch	Retirement Income Plan	31.5	868,894
	Non-Qualified Retirement Plan	31.5	10,718,752
J. R. Alexander	Retirement Income Plan	32.3	607,971
	Non-Qualified Retirement Plan	32.3	1,680,161
M. H. McGarry	Retirement Income Plan	30.0	460,177
	Non-Qualified Retirement Plan	30.0	700,296

The values reflected in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table are equal to the actuarial present value of each officer’s accrued benefit under the applicable plan as of December 31, 2010, using the same actuarial factors and assumptions used for financial statement reporting purposes, except that retirement age is assumed to be normal retirement age as defined in the applicable plan. These assumptions are described under Note 15 to our Financial Statements for the year ended December 31, 2010, which is located on pages 50 through 55 of our Annual Report on Form 10-K. In accordance with Item 402(h) of Regulation S-K, the present value amounts are calculated using a 5.35% discount rate, the discount rate assumption for 2011 for our U.S. defined benefit pension plans.

The benefit payable under the Retirement Income Plan is a function of the participant’s five-year average annual covered base compensation for the highest five consecutive years out of the final ten years immediately prior to retirement and credited years of service. In January 2011, the Retirement Income Plan was amended such that eligible employees with combined age and service points fewer than 60 and actively employed by the Company as of December 31, 2011 will cease to accrue benefits under the Retirement Income Plan as of December 31, 2011. Eligible employees with combined age and service points of 60 or more and actively employed by the Company at December 31, 2011 will continue to accrue benefits under the Retirement Income Plan until the earlier of their retirement date or December 31, 2020. When benefits cease to accrue under the Retirement Income Plan, eligible employees will earn future retirement benefits through the Defined Contribution Retirement Plan. The Non-Qualified Retirement Plan’s benefit is supplemental to the qualified plan’s benefit in that the Non-Qualified Retirement Plan provides a benefit that is substantially equal to the difference between the amount that would have been payable under the qualified Retirement Income Plan, in the absence of legislation limiting the compensation covered by the plan, and the amount actually payable under the Retirement Income Plan. The Non-Qualified Retirement Plan also includes a benefit based on bonus awards for all U.S. management bonus program participants (currently over 800). The benefit payable under the Non-Qualified Plan is determined in the same manner as the Retirement Income Plan with regard to credited service and base salary above legislative limits; incentive payments are factored in by using the average of the highest five payments during the last ten years prior to retirement.

The Retirement Income Plan contains the following material terms:

■	The normal form of benefit is a life annuity for unmarried participants and a joint and 50% survivor annuity for married participants;

■

A participant may elect out of the normal form of benefit and receive an actuarially-equivalent alternative form of benefit, including a single life annuity (for a married participant) or a joint and survivor annuity with a survivor benefit ranging from 1%-100%, as selected by the participant;

■	There is no lump-sum benefit option;

■

A participant may elect early retirement up to ten years prior to the participant’s normal retirement age, subject to reduction of the retirement benefit to reflect the early commencement of the benefit; and

■	A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age.

The Non-Qualified Plan contains the following material terms:

■	A participant is entitled to a distribution upon reaching the later of his or her early retirement date (as defined in the qualified plan) or the participant’s termination of employment;

■

The normal form of payment for benefits at retirement for the group of participants that includes each of the executive officers named in the Summary Compensation Table who participates in the plan is a lump-sum payment; and

■

A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age, but his or her accrued benefit is subject to forfeiture if the participant engages in any competitive activity, or other activity that is deemed contrary or harmful to the interests of PPG.

Defined Contribution Retirement Plans and Deferred Compensation Plan

We maintain a tax-qualified defined contribution retirement plan, called the Defined Contribution Retirement Plan, which was established by PPG for certain U.S.-based employees hired after 2005. Mr. Dellinger participates in the Defined Contribution Retirement Plan. The plan is funded by contributions made by the Company. Contributions are between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. An executive has a fully vested benefit under the plan upon completing three years of service with the Company, is within ten years of his or her Social Security normal retirement age or upon termination of employment after reaching early retirement age. An executive may receive a distribution of the vested balance in his or her plan account upon retirement, death, disability or termination of employment.

Mr. De Leener is not eligible to participate in our U.S.-based retirement programs. He participates in a retirement plan, called the PPG Swiss BVG/LPP retirement plan, which is available to all other Switzerland-based management employees. The Swiss BVG/LPP retirement plan is a defined contribution retirement plan that accumulates retirement benefits in an account for each participant. Annual contributions are determined based on a participant’s age and are a percentage of annual salary plus bonus. The Company contributes two-thirds of the annual contribution and each participant contributes the remaining one-third. Contributions earn interest at a specified guaranteed rate annually, which was 1.5% in 2010. The plan provides a retirement benefit when a participant reaches age 65, and a reduced early retirement benefit can begin as early as age 60. The amount of the retirement benefit is determined by the value of the accrued retirement assets in a participant’s account on the participant’s retirement date. The retirement benefit may be paid in a lump sum or as a life annuity. The plan also provides a life annuity benefit upon disability or death, which is funded by insurance and the amount of which is based on a participant’s current salary plus bonus. Upon death, the plan also provides a life insurance benefit to the surviving spouse, which is paid as a lump sum. The assets in a participant’s account are fully vested, and if a participant leaves the Company before becoming eligible for a benefit under the plan, the amount of accrued retirement assets are transferrable to another retirement plan.

In the U.S., we maintain the Deferred Compensation Plan to allow participants, including each of the U.S.-based executive officers named in the Summary Compensation Table, to defer a portion of their compensation in a phantom PPG stock account or other phantom investment accounts. The amount deferred earns a return based on the investment options selected by the executive officer. Executive officers may elect to defer up to 50% of their base salary, and up to 100% of any incentive award, TSR share award and RSU award that the executive officer may be entitled to receive. Executive officers who elect to defer any contingent TSR share grants are required to defer the dividend equivalents earned on those grants. We also may make certain additional contributions to the executive officer’s account. For example, if the executive officer’s contributions under the Employee Savings Plan or the Defined Contribution Retirement Plan are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. The executive officer is always fully vested in compensation that he or she elects to have deferred into the plan and any contributions made on behalf of the executive officer related to the Employee Savings Plan. Through December 31, 2010, all Company contributions related to the Employee Savings Plan were deemed to be invested in PPG common stock. Beginning January 1, 2011, Company contributions are invested proportionally into the investment options chosen by the employee.

The table below shows the Deferred Compensation Plan’s current investment options and their respective annual rate of return for the year ended December 31, 2010, as reported by the administrator of the plan.

Investment Option	Rate of Return
PPG Stock Account	47.6%
Fidelity Growth Company Fund	20.6%
Fidelity Contrafund	16.9%
Fidelity Spartan US Equity Index Fund	15.0%
Fidelity Intermediate Bond Fund	7.6%
Fidelity Institutional MM Portfolio-Class 1	0.0%

The amount owed to executive officers under the Deferred Compensation Plan is an unfunded and unsecured general obligation of PPG. An executive officer receives a distribution of the balance in his or her plan account upon retirement, death, disability, termination of employment, a scheduled payment date, financial hardship (for amounts deferred prior to January 1, 2005) or unforeseeable emergency (for amounts deferred after December 31, 2004). Distributions can be in the form of a lump sum or installments. Payment can commence at the time of separation or, in certain situations, can be deferred until a later point in time. Compensation deferred prior to January 1, 2005 and related earnings are distributed according to the executive officer’s election. Compensation deferred after December 31, 2004 and related earnings are distributed according to the executive officer’s election only in the case of retirement (no earlier than six months following retirement). In the case of disability or termination, the distribution is made in a lump sum on the date that is the later of (i) the first day of the first quarter of a plan year that is six months and ten days following the separation or (ii) January 1 of the year following the separation. In the case of death, a distribution is made to the executive officer’s beneficiary as soon as administratively possible. Distributions from the PPG stock account are in the form of PPG common stock and distributions from all other investment options are in cash.

Non-Qualified Deferred Compensation Table

(2010)

Name	Plan[1]	Executive Contributions in 2010 ($)[2]	Registrant Contributions in 2010 ($)[3]	Aggregate Earnings in 2010($)[4]	Aggregate Balance at 12/31/2010 ($)[5]
C. E. Bunch	DCP	$82,390	$12,822	$697,023	$3,325,101
R. J. Dellinger	DCP	$0	$24,465	$0	$27,765
J. R. Alexander	DCP	$32,341	$4,197	$83,759	$544,120
P-M. De Leener	BVP/LPP	$94,613	$189,254	$(42,332)	$501,214
M. H. McGarry	DCP	$13,449	$1,497	$15,589	$108,155

[1]	All executives other than Mr. De Leener participate in the Deferred Compensation Plan, or DCP. Mr. De Leener participates in the PPG Swiss BVG/LPP retirement plan, or BVG/LPP.

[2]	The amounts in this column are reported as compensation in the “Salary” and “All Other Compensation” columns of the Summary Compensation Table on pages 42 through 43.

[3]	The amounts in this column are reported in the “All Other Compensation” column of the Summary Compensation Table on pages 42 through 43.

[4]	None of the amounts in this column are included as compensation in the Summary Compensation Table on pages 42 through 43.

[5]

The following aggregate amounts were reported in the Summary Compensation Table on pages 42 through 43 as 2008 and 2009 compensation, as applicable: Mr. Bunch, $319,260; Mr. Dellinger, $3,300; Mr. Alexander, $135,251; and Mr. De Leener, $357,700.

Compensatory Arrangements with Certain Executive Officers

Robert J. Dellinger. Mr. Dellinger joined PPG as Senior Vice President, Finance and Chief Financial Officer (Designate), effective September 8, 2009, and officially assumed the responsibilities of Senior Vice President, Finance and Chief Financial Officer on October 15, 2009. Upon joining PPG, Mr. Dellinger and the Company agreed to the following compensatory arrangement:

■	A base salary of $47,917 per month;

■

A one-time grant on September 8, 2009 under PPG’s long-term incentive program of 30,000 stock options, 5,000 performance-based RSUs, 5,000 TSR shares and 10,000 time-based RSUs. The stock options have a three-year cliff vesting schedule and a ten-year life. The performance-based RSUs and TSR shares have a three-year performance period from 2009-2011. The time-based RSUs will vest 2,000 per year for a period of five years;

■	For 2009, a target cash bonus of $525,000, which was payable on a non-prorated basis in February 2010, with a guaranteed minimum payment of $100,000; and

■

For 2010, a target cash bonus to be determined in February 2010 and the grant under our long-term incentive program of 40,000 stock options, 10,000 performance-based RSUs and 10,000 TSR shares. These stock options have a three-year cliff vesting schedule and a ten-year life. These RSUs and TSR shares have a three-year performance period from 2010-2012.

Pierre-Marie De Leener. Mr. De Leener joined PPG in January 2008 and currently serves as Executive Vice President, Architectural Coatings, Europe, Middle East and Africa and President, PPG Europe. He is based at the Company’s European headquarters in Rolle, Switzerland. Pursuant to a July 2008 agreement with PPG, Mr. De Leener and PPG agreed to the following compensatory arrangement:

■

A base salary of 599,404 Swiss francs per year (which equated to U.S. $640,943 at December 31, 2010), adjusted annually should the exchange rate between the Swiss franc and the Euro fall below a predetermined exchange rate;

■	The ability to participate in PPG’s short- and long-term incentive programs;

■

Perquisites, comprised of reimbursement of relocation expenses, commuting costs not to exceed 15,000 Swiss francs per year (which equated to U.S. $16,040 at December 31, 2010), home rental costs not to exceed 2,000 Swiss francs per month (which equated to U.S. $2,139 at December 31, 2010), schooling costs for Mr. De Leener’s minor children, tax assistance for three years and the use of a Company leased car;

■

Payment by PPG of premiums in a monthly gross amount of 200 Swiss francs per month (which equated to U.S. $214 at December 31, 2010) for Mr. De Leener and 50 Swiss francs per month (which equated to U.S. $53 at December 31, 2010) for each of his family members towards participation in PPG’s collective health insurance program for its Switzerland-based employees;

■

In the event that Mr. De Leener is prevented from performing his duties either fully or partially, by no fault of his own due to illness, accident, fulfillment of legal obligations or public office, he is entitled to continue to receive 100% of his salary for a maximum of 720 days; and

■	Should Mr. De Leener’s employment be terminated by PPG other than for cause, he will be entitled to a payment equal to three years of his average base salary and bonus.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation to each of the executive officers named in the Summary Compensation Table, other than Mr. Dellinger, in the event of termination of such executive’s employment under certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2010, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from PPG. Mr. Dellinger is not included in a table because had he been terminated effective December 31, 2010, he would not have been entitled to any benefits other than payment of accrued but unpaid salary and benefits payable or provided under broad-based employee benefit plans and programs.

For purposes of calculating the estimated potential payments to our U.S.-based officers under the Non-Qualified Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes and set forth under Note 15 to our Financial Statements for the year ended December 31, 2010, which is located on pages 50 through 55 of our Annual Report on Form 10-K. However, the lump-sum payment amounts reflected in the tables below for the Non-Qualified Pension Plan are calculated in accordance with the relevant provisions of the Non-Qualified Pension Plan using the Pension Benefit Guaranty Corporation discount rate of 2.25% as in effect on December 31, 2010, rather than the 5.35% discount rate used for financial statement reporting purposes.

Potential Payments and Benefits Upon Termination

The first column of each table below sets forth the payments to which the officer would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the officer’s employment for any reason by PPG or the officer, and assuming such termination occurred prior to, or did not otherwise arise in connection with, a change in control of PPG. The second column of each table reflects payments that would be due in the event of the officer’s termination of employment due to death prior to a change in control of PPG. In any of these events, we are not obligated to provide other health or welfare benefits or any special severance payments, accelerated vesting of equity compensation or tax gross-ups to the officers.

	Voluntary or Involuntary Termination		Death
C. E. Bunch
Non-Qualified Pension	$19,171,699	[1]	$11,403,920	[2]
Financial Counseling	10,040		0
Executive Life - Proceeds	0		1,100,000	[3]

Total	$19,181,739		$12,503,920

J. R. Alexander
Non-Qualified Pension	$3,269,493	[4]	$1,563,060	[5]
Financial Counseling	0	[4]	0

Total	$3,269,493		$1,563,060

P-M. De Leener
Severance	$3,604,136	[6]	$0
Swiss BVG/LPP	0		14,592,917	[7]

Total	$3,604,136		$14,592,917

	Voluntary or Involuntary Termination		Death
M. H. McGarry
Non-Qualified Pension	$1,579,275	[4]	$831,583	[5]
Financial Counseling	0	[4]	0

Total	$1,579,275		$831,583

[1]

This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2010 upon any termination of the officer’s employment. The amount reflected in the table for this officer is the estimated lump-sum present value under the Non-Qualified Pension Plan to which this officer would be entitled.

[2]

This officer’s spouse is eligible to commence a surviving spouse retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2010 upon the officer’s termination of employment due to death. The amount reflected in this column for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible spouse of the officer, assuming payments commenced following the officer’s termination of employment as a result of death on December 31, 2010.

[3]

The amount reflected under Executive Life-Proceeds in the table for this officer is the benefit payable upon the officer’s death under an executive life insurance program, which was closed to new entrants in 2001, providing for a death benefit of one times base salary. The value of premiums paid for insurance with respect to this benefit is reflected in the All Other Compensation Table on page 44.

[4]

This officer is not eligible to commence a retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2010, until the officer reaches earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected under “Non-Qualified Pension” in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2010 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non-Qualified Pension Plan. Also, because this officer is not eligible to retire at December 31, 2010, no amount would be payable for financial counseling upon termination.

[5]

This officer’s spouse is not eligible to commence a surviving spouse retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2010, until the date the officer would have reached earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected under “Non-Qualified Pension” in the table for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible spouse of the officer, assuming the officer’s employment terminated due to death on December 31, 2010 and payments commenced upon the date that the officer would have attained the earliest eligible retirement age provided under the Non-Qualified Pension Plan.

[6]	Pursuant to his employment agreement, Mr. De Leener’s severance is only payable if he is terminated by the Company without cause.

[7]

The amount reflected under PPG Swiss BVG/LPP Death Benefits in the table for this officer is not a present value amount, but the sum of (i) the estimated aggregated payments of the surviving spouse benefit over the lifetime of the eligible spouse of the officer, assuming payments commenced following the officer’s termination of employment as a result of death on December 31, 2010 and (ii) the additional death benefit payable in a lump sum as a life insurance benefit under the plan. These amounts are payable only if the officer’s death occurs prior to retirement, are based on the officer’s salary and are funded by insurance policies.

Potential Payments and Benefits Upon Termination Following, or in Connection with, a Change in Control of PPG

We have entered into change in control agreements with our executive officers named in the Summary Compensation Table and with certain other officers. The change in control agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by PPG. If a “change in control” occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the officer’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change in control of PPG. The change in control agreements also contain confidentiality provisions prohibiting the officer from divulging or communicating, without our prior consent or except as required by law, any confidential information, knowledge or data relating to PPG or its business during the officer’s employment and at all times thereafter. In 2007 and 2010, the compensation committee approved certain changes to our change in control agreements, which are described under “Changes to Form of Change in Control Agreement” on pages 56 through 57.

Termination For Cause or Other Than For Good Reason. Under the change in control agreements, in the event of an officer’s termination of employment by PPG for cause or by the officer other than for good reason during the three-year period following a change in control, the officer will receive payment only of his or her accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs.

Termination Without Cause or For Good Reason. If PPG terminates the officer’s employment (other than for cause, death or disability) or the officer terminates his or her employment for good reason during the three-year period following a change in control, and upon certain terminations prior to a change in control or in connection with or in anticipation of a change in control, the officer is generally entitled to receive the following payments and benefits:

■

a pro-rata bonus for the year of the date of termination based on the officer’s highest annual bonus during the three years prior to the change in control or the annual bonus for the most recent fiscal year after the change in control, whichever is higher (such higher amount referred to herein as the “highest annual bonus”);

■	three times the officer’s annual base salary;

■	three times the officer’s highest annual bonus;

■

a lump-sum payment having an actuarial present value equal to the additional pension benefits the officer would have received if he or she had continued to be employed by PPG for an additional three years for purposes of both age and service credit, assuming the officer’s compensation for each such additional year is equal to his or her annual base salary prior to the change in control (or any higher salary thereafter) and his or her annual bonus is at least equal to the officer’s highest annual bonus during the three years prior to the change in control (the “Pension Differential”);

■	continued medical, dental and life insurance benefits for three years and continued age and service credit for purposes of determining the officer’s eligibility for retiree medical benefits;

■	continued payment of financial counseling expenses for the officer for three years; and

■	a payment in an amount sufficient to make the officer whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

The table below sets forth the amounts each executive officer named in the Summary Compensation Table would be entitled to receive, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the executive officer’s employment by PPG without cause or by the executive officer for good reason following or in connection with a change in control of PPG.

For purposes of calculating the estimated potential payment to such executive officers with respect to the Pension Differential under the change in control agreements, as reflected in the table below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes and set forth under Note 15 to our Financial Statements for the year ended December 31, 2010, which is located on pages 50 through 55 of our Annual Report on Form 10-K, including a discount rate of 5.35% and assuming a lump-sum payment of the Pension Differential.

Termination During the 30-Day Window Period. Under the change in control agreements, if an officer terminates his or her employment for any reason during a 30-day window period following the first anniversary of the change in control, the officer will be entitled to the payments and benefits described above, except that the multiplier of three referenced above would be two for purposes of all payments and benefits for which the multiplier is relevant.

Definitions. For purposes of the agreements, the terms set forth below generally have the meanings described below.

“Change in Control” generally includes the occurrence of any of the following events or circumstances:

(i)	the acquisition of 20% or more of the outstanding shares of PPG or the voting power of the outstanding voting securities of PPG, other than any acquisition from or by PPG or any PPG-sponsored employee benefit plan;

(ii)	a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the agreement or members whose election or nomination was approved by a majority of directors who were on the Board at the date of the agreement;

(iii)	shareholder approval of a reorganization, merger or consolidation or sale of substantially all of the assets of PPG, unless following such transaction PPG’s historic shareholders retain at least 60% ownership of the surviving entity, no shareholder acquires a 20% or more ownership interest in the surviving entity and a majority of the surviving entity’s board of directors were members of our Board at the time such transaction was approved;

(iv)	shareholder approval of a dissolution or liquidation of PPG; or

(v)	a determination by a majority of our Board that a change in control has occurred.

“Cause” generally means (i) the willful and continued failure of the officer to perform his or her duties; or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially and demonstrably injurious to PPG.

“Good reason” generally means (i) the assignment of duties inconsistent with the officer’s position, authority, duties or responsibilities in effect at the time of the change in control, or any other action resulting in a diminution in such position, authority, duties or responsibilities, other than isolated and inadvertent action not taken in bad faith that is remedied promptly; (ii) failure to provide the employment compensation and benefits required under the change in control agreement, other than an isolated and inadvertent failure not occurring in bad faith that is remedied promptly; or (iii) a relocation or substantial change in the officer’s workplace or the company’s requiring the officer to travel on company business to a substantially greater extent than required immediately prior to the change in control.

Changes to Form of Change in Control Agreement. In 2007, the compensation committee made modifications to the form of change in control agreement for officers in response to current trends in executive compensation and to a shareholder proposal that was supported by shareholders at the 2007 annual meeting of shareholders. PPG began entering into the revised agreement in 2008 with certain newly hired or promoted officers, including Mr. De Leener.

Key revisions to the change in control agreement include:

■	Modification of the definition of “change in control” to require “consummation” of a reorganization, merger or consolidation or sale of substantially all of the assets of PPG.

■

Modification of the definition of “compensation” to include “target” bonus instead of the “highest” bonus over the last three years. This change affects the cash payment and the Pension Differential calculation.

■	Modification of certain termination provisions, including elimination of the window period termination.

■

Modification of the excise tax and gross-up provision to replace the full gross up with a “conditional” gross up, which provides for a reduction in change in control payments if such payments trigger an excise tax by a limited amount.

■	Elimination of the provisions providing for the payment of financial counseling and legal expenses.

In 2010, the compensation committee made additional modifications to the form of change in control agreement for officers in response to current trends in executive compensation. These modifications, as well as the revisions made in 2007, are reflected in change in control agreements executed with officers in 2010 and thereafter. Mr. Dellinger’s change in control agreement reflects these modifications.

The key revisions to the change in control agreement for 2010 were to eliminate the excise tax gross-up entirely and include a “conditional” payment limitation, which provides for a reduction in change of control payments if such payments would trigger an excise tax, unless a larger amount would be received on an after-tax basis without a payment reduction.

	Involuntary or Good Reason Termination
C. E. Bunch
Non-Qualified Pension	$19,171,699	[1]
Financial Counseling	31,341
Lump Sum Payment
Base Salary	3,300,000
Bonus	8,400,000
Pension Differential	4,911,007
Health & Welfare Benefits	43,610
Accelerated Vesting of LTI	28,564,648
Excise Tax and Gross-up	16,793,621

Total	$81,215,926

R. J. Dellinger
Lump Sum Payment
Base Salary	$1,770,000
Bonus	1,575,000
Health & Welfare Benefits	43,750
Accelerated Vesting of LTI	5,575,985

Total	$8,964,735

J. R. Alexander
Non-Qualified Pension	$3,269,493	[2]
Financial Counseling	31,341
Lump Sum Payment
Base Salary	1,650,000
Bonus	2,100,000
Pension Differential	1,193,807
Health & Welfare Benefits	38,396
Retiree Medical Benefits	315,717	[3]
Accelerated Vesting of LTI	5,877,631
Excise Tax and Gross-up	3,761,130

Total	$18,237,515

	Involuntary or Good Reason Termination
P-M. De Leener
Lump Sum Payment
Base Salary	$1,959,816
Bonus	1,818,879
Health & Welfare Benefits	220,469
Accelerated Vesting of LTI	3,893,298

Total	$7,892,462

M. H. McGarry
Non-Qualified Pension	$1,579,275	[2]
Financial Counseling	25,035
Lump Sum Payment
Base Salary	1,050,000
Bonus	1,500,000
Pension Differential	648,412
Health & Welfare Benefits	33,512
Retiree Medical Benefits	409,750	[3]
Accelerated Vesting of LTI	2,879,018
Excise Tax and Gross-up	2,225,017

Total	$10,350,019

[1]

This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2010 upon any termination of the officer’s employment. The amount reflected in the table for this officer is the estimated lump-sum present value under the Non-Qualified Pension Plan to which this officer would be entitled.

[2]

This officer is not eligible to commence a retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2010, until the officer reaches earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2010 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non-Qualified Pension Plan.

[3]

This officer is not retirement eligible as of December 31, 2010 and thereby not entitled to receive retiree health and welfare benefits. The amount reflected in the table for this officer is a present value amount for retiree medical benefits of the officer and his spouse based on their expected life.

Equity Acceleration

In the event of a change in control of PPG, the Company stock plans and award agreements entered into prior to 2009 provide that the participant will be entitled to full vesting acceleration of his or her unvested stock options, TSR awards and RSUs. For award agreements entered into in 2009 and thereafter, in the event of a change in control of PPG, an executive must be terminated (or have a substantial diminution of job duties) to be entitled to full vesting acceleration of unvested stock options, TSR awards and RSUs. The table below reflects the calculation of the aggregate dollar values related to acceleration of vesting of the incentive equity awards held by the executive officers named in the Summary Compensation Table in the event of a termination following a change in control, and the total is reflected in the “Accelerated Vesting of LTI” row for each officer in the table above on pages 57 through 58. The stock option value was calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 31, 2010 ($84.07). If any stock options were underwater as of December 31, 2010, no value was assigned to such options. The TSR share and RSU value was calculated by multiplying the target number of unvested shares by the closing stock price on December 31, 2010, except as otherwise noted.

Change in Control

Accelerated Vesting of Outstanding Equity

(2010)

		Restricted Stock Units			Total Shareholder Return Shares
Executive	Stock Options ($)	2009 - 2011 Performance Period ($)[1]	2010 - 2012 Performance Period ($)[1]	Time Vested ($)	2009 - 2011 Performance Period ($)[2]	2010 - 2012 Performance Period ($)[2]	Total ($)
C. E. Bunch	12,381,173	4,413,675	2,942,450	0	5,884,900	2,942,450	28,564,648
R. J. Dellinger	1,750,800	630,525	840,700	672,560	840,700	840,700	5,575,985
J. R. Alexander	2,102,888	731,409	529,641	1,008,840	975,212	529,641	5,877,631
P-M. De Leener	1,266,110	441,368	294,245	1,008,840	588,490	294,245	3,893,298
M. H. McGarry	1,210,228	441,368	319,466	0	588,490	319,466	2,879,018

[1]	The RSUs for the 2009 – 2011 performance period reflect an estimated payout of 150%. The RSUs for the 2010 – 2012 performance period reflect an estimated payout of 100%.
[2]	The TSRs for the 2009 – 2011 performance period reflect an estimated payout of 200%. The TSRs for the 2010 – 2012 performance period reflect an estimated payout of 100%.

PROPOSAL 2: REAPPROVAL OF PERFORMANCE GOALS UNDER

THE OMNIBUS INCENTIVE PLAN

Purpose

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes our chief executive officer and the three other most highly compensated executive officers who are required to be disclosed in our proxy statement as a “named executive officer.” Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders.

The Company’s shareholders approved the PPG Industries, Inc. Omnibus Incentive Plan at the 2006 annual meeting, which satisfied these approval requirements. Section 162(m) requires that shareholders reapprove the performance goals every five years. Accordingly, the Company is now asking shareholders to reapprove the performance goals used for performance-based awards under the Omnibus Incentive Plan so that we may maintain our ability to fully deduct such incentive compensation paid pursuant to the Omnibus Incentive Plan. Under this Proposal 2, the Company is not amending or otherwise altering the Omnibus Incentive Plan in any respect and is not asking you to approve any amendments to the Omnibus Incentive Plan. If this Proposal 2 is not approved, performance awards may still be granted under the Omnibus Incentive Plan, but certain awards to executive officers may no longer be fully tax deductible by the Company.

The material terms of the performance features of the Omnibus Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Omnibus Incentive Plan, which is attached as Annex B to the Company’s 2006 Proxy Statement, filed with the Securities and Exchange Commission on March 3, 2006. Alternatively, you may request a copy of the Omnibus Incentive Plan by contacting our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. Please note that while this Proposal 2 is separate and independent of Proposal 3 in this Proxy Statement to approve the amendment and restatement of the Omnibus Incentive Plan, approval of this Proposal 2 will apply to the Omnibus Incentive Plan as in effect on and after the date of the shareholders meeting, including to the extent as amended and approved under Proposal 3 below.

Performance Goals

The applicable performance goals set forth in the Omnibus Incentive Plan (the “Performance Goals”) are any of the following:

■	Total shareholder return (stock price plus accumulated dividends)

■	Return on capital

■	Cash flow return on capital

■	Return on equity

■	Pre-tax earnings

■	After-tax earnings

■	Earnings growth

■	Revenue growth

■	Operating income

■	Operating profit (earnings from continuing operations before interest and taxes)

■	Earnings per share

■	Return on investment or working capital

■	Return on shareholders’ equity

■	Economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital)

■	Reductions in inventory, inventory turns and on-time delivery performance

■	Quantifiable, objective measures of individual performance relevant to the particular participant’s job responsibilities

Any of the foregoing Performance Goals (other than the individual performance measures) may be measured with respect to the Company or any one or more of its subsidiaries and divisions and either in absolute terms or as compared to another company or companies.

Eligibility and Limitation on Awards

Under the Omnibus Incentive Plan, the Officers-Directors Compensation Committee of the Company’s Board of Directors (the “compensation committee”) may grant awards to any employee, director or consultant of the Company or its subsidiaries, including any “covered employee” as defined under Section 162(m) of the Internal Revenue Code. The aggregate number of shares of the Company’s common stock reserved for issuance under the Omnibus Incentive Plan is 10,000,000, up to 5,000,000 of which can be issued in the form or upon settlement of restricted stock, restricted stock units, performance awards or other stock-based awards. A single participant may not, in any calendar year, be awarded more than 400,000 options, 200,000 full value shares consisting of restricted stock, restricted stock units, performance awards or other stock-based awards, or $5,000,000 in short-term cash incentive awards.

The future amounts that will be received by participants under the Omnibus Incentive Plan are not determinable. The stock awards granted to the Company’s named executive officers under the Omnibus Plan and outstanding as of December 31, 2010 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table on pages 46 through 47. As of February 18, 2011, (i) the Company’s executive officers as a group (nine officers) held outstanding stock option grants for 1,645,807 shares and restricted stock grants for 213,225 shares, (ii) the Company’s non-employee directors as a group (ten directors) held outstanding stock option grants for 55,000 shares and restricted stock grants for

52,248 shares, and (iii) all of our employees other than our executive officers (1,006 employees) held outstanding stock option grants for 2,890,762 shares and restricted stock grants for 1,505,256 shares.

Plan Summary

In addition to the material terms of the performance features of the Omnibus Incentive Plan as described above in this Proposal 2, a summary of the types of awards available under the Omnibus Incentive Plan, and the U.S. federal tax consequences for such awards, is set forth in Proposal 3 of this Proxy Statement, on pages 62 through 64 (Awards under the Restated Plan) and page 66 (U.S. Federal Income Tax Consequences), respectively. These portions of Proposal 3 are incorporated by reference into this Proposal 2.

Vote Required

Under New York Stock Exchange listing standards, reapproval of the Performance Goals under the Omnibus Incentive Plan will require that (1) a majority of the shares issued, outstanding and entitled to vote at the Annual Meeting must actually vote on this proposal (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE OMNIBUS INCENTIVE PLAN.

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF

THE OMNIBUS INCENTIVE PLAN

As mentioned above, the Company currently maintains the PPG Industries, Inc. Omnibus Incentive Plan, which was adopted and approved by our shareholders in 2006 (the “2006 Plan”). The Board of Directors believes that the 2006 Plan has been effective in attracting and retaining highly-qualified employees and that the awards granted under the 2006 Plan have provided an incentive that aligns the economic interests of plan participants with those of our shareholders. The compensation committee has reviewed the 2006 Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Overview of Material Changes to the 2006 Plan

Based on its review, the compensation committee recommended that the 2006 Plan be amended and restated to:

■

Increase Shares Reserved for Grant. Add an additional 6,474,506 shares of the Company’s stock to the reserve available for new awards for a total share pool of 10,800,000 and increase the number of shares that may be granted as restricted stock, restricted stock units, performance awards or other-stock-based awards from 5,000,000 to 5,400,000.

■	Extend Term for Ten Years. Establish a new ten-year term of the plan such that the plan will continue in effect until 2021.

■

Limit Discretion to Accelerate Vesting of Awards. Limit the Committee’s discretion to accelerate vesting of any outstanding awards other than in connection with a participant’s death, disability, retirement, job elimination or a change in control.

■	Revise Change in Control Provisions. Revise the definition of a “Change in Control” to eliminate triggers that might occur even where there is no sale or other transaction that actually results in a change in control of the Company. In addition, provide that vesting of awards generally will accelerate on a termination without cause that occurs within two years following a change in control of the Company, rather than automatically on the change in control.

■

Establish Minimum Vesting and Performance Periods. New awards of stock options and stock appreciation rights will vest no sooner than over a three-year period. Similarly, new awards of restricted shares or units and other stock-based awards are subject to a minimum forfeiture period of three years. However, if an award is performance-based, the minimum vesting schedule or forfeiture period will be one year. These vesting and forfeiture requirements are subject to special rules or terms that may apply due to the participant’s death, disability, retirement, job elimination or a change in control of the Company.

■	Expressly Prohibit Repricing. Expressly prohibit the repricing of options and stock appreciation rights without shareholder approval.

■

Provide Discretion to Equitably Adjust Awards. Provide the compensation committee with discretion to equitably adjust outstanding awards in the event of a change in corporate capitalization to prevent dilution or enlargement of a participant’s rights with respect to such award.

■

Make Certain Administrative Changes. Incorporate certain minor changes or updates to streamline administration and reflect current market practices (e.g., allowing book entry or other electronic forms of registration of stock issued under the plan).

The Board of Directors has approved, and recommends that the Company’s shareholders approve, the amendment and restatement of the 2006 Plan as described herein (the “Restated Plan”). Other than as described above, the Restated Plan continues to provide essentially the same substantive terms and provisions as the 2006 Plan. If the Restated Plan is approved by our shareholders, the 2006 Plan will be frozen and no new awards may be made under the 2006 Plan, but all outstanding awards under the 2006 Plan will continue to be subject to the terms of the 2006 Plan. By contrast, if the Restated Plan is not approved by our shareholders, the 2006 Plan will remain in effect according to its terms and the Company may continue to grant awards under that plan.

The material features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Restated Plan, which is attached to this Proxy Statement as Annex A.

Plan Summary

Administration. The Restated Plan is administered by the compensation committee. The compensation committee has the authority to determine the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Awards under the Restated Plan. Awards under the Restated Plan may include:

■	Stock options

■	Stock appreciation rights (“SARs”)

■	Restricted stock

■	Restricted stock units

■	Performance awards

■	Other stock-based awards

■	Short-term cash incentive awards

Stock Options. The compensation committee may grant nonqualified stock options to a participant. Incentive stock options (as defined in the Internal Revenue Code) may not be granted under the Restated Plan. The exercise price for stock options may not be less than the fair market value of the Company’s common stock on the date such stock options are granted, and the exercise period may not exceed ten years from the date of grant. On February 18, 2011, the market price per share of the Company’s common stock was $90.14, based on the closing price of the common stock on the New York Stock Exchange on such date.

Stock Appreciation Rights. SARs may be granted by the compensation committee to a participant. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise period may not exceed ten years from the date of grant. The exercise price for a SAR may not be less than the fair market value of the Company’s common stock on the date when the SAR is granted.

Restricted Stock and Restricted Stock Units. The compensation committee may award to a participant shares of common stock subject to specified restrictions (“restricted stock”). The committee also may award to a participant restricted stock units representing the right to receive shares of common stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified period and/or the attainment of specified performance targets over such period.

Performance Awards. The compensation committee may grant performance awards to participants, which entitle participants to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period of at least two years. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the committee.

Other Stock-Based Awards. The compensation committee may also grant equity-based or equity-related awards, referred to as “other stock-based awards,” in addition to options, SARs, restricted stock, restricted stock units or performance awards.

Short-Term Cash Incentive Awards. The Restated Plan authorizes performance-based annual cash incentive compensation to be paid to “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code. The material terms of the annual incentive compensation feature of the Restated Plan are as follows:

■

The class of persons covered consists of those senior executives of the Company who are from time to time determined by the compensation committee to be subject to Section 162(m) of the Internal Revenue Code.

■

The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed below. Such performance targets will be established by the compensation committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Internal Revenue Code.

■

The compensation committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The committee will, however, have the flexibility to use negative discretion to reduce this amount.

Dividend Equivalents. The compensation committee may provide for the payment of dividend equivalents with respect to any share-based awards under the Restated Plan other than options and SARs. Dividend equivalents awarded in connection with a grant of any performance-based award will not be payable unless and until the performance conditions applicable to the award have been met or the award otherwise becomes vested in accordance with the award agreement and the Restated Plan.

Deferrals. A participant may elect to defer the receipt of certain awards under the Restated Plan in accordance with the PPG Industries, Inc. Deferred Compensation Plan or the PPG Industries, Inc. Deferred Compensation Plan for Directors, as applicable.

Share Counting. The pool of authorized shares available for issuance under the Restated Plan will be reduced by the maximum number of shares issuable upon exercise of options and SARs, and shares delivered by the participant or shares withheld by the Company to cover the exercise price or withholding taxes will not be added back to the pool. Upon settlement of restricted stock, restricted stock units and other stock-denominated awards, the number of shares actually issued by the Company plus the number of shares withheld by the Company to cover withholding taxes will reduce the pool of authorized shares. Lastly, any shares that would have been issued upon the settlement of an award but were deferred in accordance with the PPG Industries, Inc. Deferred Compensation Plan or the PPG Industries, Inc. Deferred Compensation Plan for Directors will reduce the pool of authorized shares as of the date the award would have been settled. However, shares underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an unexercised option or a forfeiture of restricted stock) will be available for new grants under the Restated Plan. In addition, any awards payable solely in cash or which are otherwise settled in cash without the issuance of shares will not be counted against the share reserve available for grants under the Restated Plan.

Change in Control. Generally, under the Restated Plan, if a participant is terminated without cause within two years following a change in control of the Company, all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and awards will automatically lapse. Individual award agreements may provide for different terms in the event of a change in control. The Restated Plan also revises the definition of “Change in Control” to apply in the event of a “consummation” (i.e., closing) of a merger, reorganization or similar transaction involving the Company, rather than on “shareholder approval” of such a transaction, as provided under the 2006 Plan definition. The Restated Plan also eliminates Board discretion to determine that a change in control has occurred in situations other than those specifically identified in the definition. These changes eliminate potential accelerated vesting triggers that might occur where there is no actual sale or other transaction affecting control of the Company.

Minimum Vesting and Forfeiture Periods for Awards. Stock options and SARs granted under the Restated Plan after the effective date will now vest over no less than three years (but may vest in installments). Similarly, other stock awards granted under the Restated Plan after the effective date will have a minimum forfeiture period of at least three years (but such forfeiture periods may lapse in installments). However, if awards are performance-based, the minimum vesting or forfeiture period may be one year. The compensation committee will have discretion to award up to 4% of the shares reserved under the Restated Plan without regard to these minimum vesting or forfeiture periods, primarily for recruitment and retention purposes. In addition, subject to the limitations and requirements of the Restated Plan, the committee has discretion to extend the term of outstanding awards and to accelerate the exercisability or vesting of outstanding awards or waive any restrictions applicable to such awards in connection with a participant’s death, disability, retirement or job elimination or a change in control.

Performance Goals. For participants who are subject to Section 162(m) of the Internal Revenue Code, the performance targets described above will be established by the compensation committee based on one or more of the “Performance Goals” (which are described in Proposal 2 on page 60).

Eligibility and Limitation on Awards. The compensation committee may grant awards to any employee, director or consultant of the Company or its subsidiaries. A single participant may not, in any calendar year, be awarded stock options or SARs for more than 400,000 shares, full value awards consisting of restricted stock, restricted stock units, performance awards or other stock-based awards in an amount greater than 200,000 shares, or short-term cash incentive awards in an amount greater than $6,000,000.

The future amounts that will be received by participants under the Restated Plan are not determinable. The stock awards outstanding under the 2006 Plan with respect to our executive officers, non-employee directors and all employees other than our executive officers are described in Proposal 2 under the section titled Eligibility and Limitation on Awards on pages 60 through 61 of this Proxy Statement.

Maximum Number of Shares Available for Issuance. The aggregate number of shares of the Company’s common stock reserved for issuance with respect to awards prior to the amendment and restatement of the 2006 Plan was 10,000,000, of which approximately 4,325,494 shares remained available for new awards as of December 31, 2010. The Board of Directors has authorized an additional 6,474,506 shares of the Company’s common stock to be available for new awards under the Restated Plan, so that the aggregate number of shares reserved for issuance is 10,800,000. However, the 2006 Plan limits the number of shares of common stock that may be issued in the form or upon settlement of restricted stock, restricted stock units, performance awards or other stock-based awards (collectively, the “Full Value Awards”) to 5,000,000. In addition to the increase in the total number of shares available for issuance, the Board of Directors has increased the number of shares available for Full Value Awards from 5,000,000 to 5,400,000.

Shares issuable under the Restated Plan may be either authorized but unissued shares of the Company’s common stock or shares of the Company’s common stock held by the Company as treasury shares. Shares issued with respect to awards assumed by the Company in connection with any merger, acquisition or related transaction shall not reduce the total number of shares available for issuance under the Restated Plan.

Amendment and Termination. Subject to applicable laws and stock exchange listing standards requiring shareholder approval under certain circumstances, the Board of Directors or the compensation committee may, at any time, amend or terminate the Restated Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Restated Plan without the consent of the applicable participants.

The Restated Plan specifically prohibits the repricing of stock options or stock appreciation rights without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange or substitution for another award, unless the exchange or substitution occurs in connection with a change in capitalization or similar change. Such exchange or substitution would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Anti-Dilution Protection. In the event of any change in the Company’s capitalization that qualifies as an “equity restructuring” for accounting purposes, including a dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination or repurchase, the compensation committee shall appropriately adjust (i) the number of shares of stock available under the Restated Plan, (ii) the number of shares of stock available under any individual or other limitations under the Restated Plan, (iii) the number of shares of stock subject to outstanding awards, and (iv) the per-share exercise or other purchase price under any outstanding award. In addition, the committee has discretion to equitably adjust outstanding awards in the event of any other change in corporate capitalization, such as a reorganization, merger, consolidation, change in control or exchange of shares or other securities of the Company, to prevent dilution or enlargement of a participant’s rights with respect to such award.

U.S. Federal Income Tax Consequences

The United States federal income tax consequences of the issuance and/or exercise of awards under the Restated Plan are summarized below.

Stock Options. There will be no U.S. federal income tax consequences to the participant or the Company upon the grant of a nonqualified stock option under the Restated Plan. Upon the exercise of a nonqualified stock option, the participant will realize taxable ordinary income equal to the excess of the fair market value on the exercise date of the shares acquired over the aggregate exercise price of such option, and the Company will be allowed a corresponding deduction. Upon disposition of shares acquired upon exercise of a nonqualified stock option, the participant will recognize long-term or short-term capital gain or loss, depending on how long the shares were held, equal to the difference between the aggregate amount realized on such disposition and the participant’s aggregate tax basis in such shares.

Stock Appreciation Rights. There will be no U.S. federal income tax consequences to the participant or the Company upon the grant of SARs under the Restated Plan. Upon the exercise of a SAR, the recipient will realize ordinary income equal to the aggregate amount received (i.e., the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise multiplied by the number of SARs exercised), and the Company will be allowed a corresponding deduction.

Restricted Stock. Except as described below, a participant generally will not recognize taxable income on the date of an award of restricted stock, but instead will recognize taxable ordinary income on the fair market value of any restricted stock as of the date that the restricted stock is no longer subject to a substantial risk of forfeiture. The Company will be entitled to a corresponding deduction at such time in an amount equal to the ordinary income recognized by the participant. If, however, the participant, within thirty days after receipt of shares of restricted stock, files an election under Section 83(b) of the Internal Revenue Code, a participant will recognize ordinary income in an amount equal to the aggregate fair market value of the restricted stock received on the date received, and the Company will be entitled to a corresponding deduction at such time in an amount equal to the ordinary income recognized by the participant. Upon disposition of such restricted stock, the participant will generally recognize a long-term or short-term capital gain or loss, depending on how long the shares were held.

Restricted Stock Units. A participant generally will not recognize taxable income upon an award of restricted stock units, and the Company will not be entitled to a deduction until settlement of such restricted stock units. Upon settlement, the participant will recognize ordinary taxable income in an amount equal to the sum of the fair market value of any common stock and cash received, and the Company will be entitled to a corresponding deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Short-Term Cash Incentive Awards. A participant generally will not recognize taxable income upon the grant of performance awards, other stock-based awards or cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and settlement is made, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company will be entitled to a corresponding deduction in the same amount at such time.

Effective Date

The Restated Plan will become effective on April 21, 2011, if approved by the shareholders of the Company, and will remain in effect for a period of ten years from the effective date, unless terminated earlier by the Board of Directors. If the Restated Plan is not approved by the Company’s shareholders, the Company’s existing compensatory plans, including the 2006 Plan, will remain in effect in accordance with their terms and the Company may continue to make awards under such plans.

Vote Required

Under New York Stock Exchange listing standards, approval of the Restated Plan will require that (1) a majority of the shares issued, outstanding and entitled to vote at the Annual Meeting must actually vote on this proposal (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010, regarding the number of shares of PPG common stock that may be issued under PPG’s equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders(1)	6,273,457	$57.37	4,325,494
Equity compensation plans not approved by security holders(3)	0	$0	0

Total	6,273,457	$57.37	4,325,494

(1)	Includes 2,155,351 securities issued under the PPG Industries, Inc. Stock Plan and 4,118,106 securities issued under the 2006 Plan.

(2)	Represents securities remaining available for future issuance under the 2006 Plan. No future awards may be made under the PPG Industries, Inc. Stock Plan.

(3)

Excluded from the information presented here are common stock equivalents held under the PPG Industries, Inc. Deferred Compensation Plan and the PPG Industries, Inc. Deferred Compensation Plan for Directors, neither of which are equity compensation plans. As supplemental information, there were 549,515 common stock equivalents held under such plans as of December 31, 2010.

PROPOSAL 4: NONBINDING VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Recently enacted federal legislation (Section 14A of the Securities Exchange Act of 1934, as amended) requires that we include in this Proxy Statement a non-binding shareholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”) and a non-binding shareholder vote to advise on whether the say-on-pay vote should occur every one, two or three years (commonly referred to as “say-on-frequency”).

We encourage shareholders to review the section of this Proxy Statement relating to executive compensation on pages 26 through 59. Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

■

In early 2010, the Company decided to apply a general 10% reduction in annual incentives and delay salary increases based on projections that earnings in 2010 were not expected to fully rebound to pre-recession levels. The Company did, however, capitalize on the partial economic recovery by maintaining a sharp focus on cost management and by leveraging the global breadth and leadership positions in PPG’s businesses.

■

Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter-term and longer-term performance. Shorter-term performance metrics include earnings per share, cash flow from operations, sales growth and pre-tax pre-interest margin growth. Longer-term performance metrics include total shareholder return, earnings per share growth, cash flow return on capital and stock price appreciation.

■

Payment of long-term incentive awards is based solely on Company performance. We have three-year award and payout cycles, rather than an annual award cycle, for RSUs and TSR shares, which are based on achieving targeted levels of total shareholder return. We also have three-year vesting for stock options.

■

Our officers are subject to stock ownership guidelines. Our chief executive officer must own shares of PPG common stock with a value of five times his base salary, and the other executive officers must own shares of PPG common stock with a value of three times his or her salary.

■

Executives and other employees may not engage in transactions that are contrary to the interests of shareholders, such as “short sales”, “short sales against the box”, “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock.

■	Executive officers are subject to a “clawback” policy that is designed to recoup incentive compensation when a financial restatement occurs and certain other conditions exist.

■	We do not provide tax gross-ups on perquisites to our U.S.-based named executive officers.

Accordingly, you may vote on the following resolution at the Annual Meeting:

RESOLVED: The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution: that the shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement on pages 26 through 59 and disclosed in accordance with rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained therein.

Because the vote is advisory, it will not be binding upon the Board or the compensation committee, and neither the Board nor the compensation committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation programs.

Vote Required

Adoption of the resolution approving the compensation of the Company’s named executive officers will require the affirmative vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 5: NONBINDING VOTE ON FREQUENCY OF SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION

As mentioned above, recently enacted legislation requires that we include in this Proxy Statement a separate non-binding shareholder vote to advise on whether the say-on-pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every year is the best approach for the Company based on a number of considerations. An annual advisory vote on the compensation of our named executive officers will allow us to obtain information on shareholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and programs. We understand that our shareholders may have different views as to what is the best approach for PPG, and we look forward to hearing from our shareholders on this proposal.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote regarding the frequency of say-on-pay votes is non-binding on the Board, the Board and the compensation committee will review the voting results and take them into consideration when making a determination concerning the frequency of advisory votes on executive compensation.

Vote Required

The frequency of the advisory vote on executive compensation (every one, two or three years) receiving the vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting will be considered the frequency recommended by the shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

BENEFICIAL OWNERSHIP

Beneficial Ownership Tables

As of the close of business on February 18, 2011, there were outstanding 160,985,587 shares of PPG common stock, par value $1.66 2/3 per share, and set forth below is certain information concerning the beneficial owner of more than 5% of such outstanding shares:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Outstanding
BlackRock, Inc.	9,333,177	[1]	5.8%
and/or certain other entities 40 East 52nd Street New York, NY 10022

[1]

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2011, BlackRock, Inc. and/or certain other entities (“BlackRock”) reported aggregate beneficial ownership of 9,333,177 shares of PPG common stock as of December 31, 2010. Blackrock reported that it possessed sole voting power and sole dispositive power over all of such shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

The following table sets forth all shares of PPG common stock beneficially owned, as of February 18, 2011, by each director, director nominee and executive officer named in the Summary Compensation Table, as well as all directors, all director nominees and all executive officers of the Company as a group.

	Shares of Beneficially Owned Common Stock and Common Stock Equivalents[1]
Name of Beneficial Owner	Beneficially Owned Common Stock[2]	Common Stock Equivalents[3]	Total[4]
Stephen F. Angel[5]	500	399	899
Charles E. Bunch	711,420	14,691	726,111
James G. Berges	12,882	13,301	26,183
Hugh Grant	500	13,332	13,832
Victoria F. Haynes	5,381	8,529	13,910
Michele J. Hooper	11,600	11,228	22,828
Robert Mehrabian	12,000	23,131	35,131
Martin H. Richenhagen	1,278	0	1,278
Robert Ripp	6,250	4,838	11,088
Thomas J. Usher	6,000	23,917	29,917
David R. Whitwam	10,000	39,269	49,269
Robert J. Dellinger	3,952	15	3,967
J. Rich Alexander	107,965	1,186	109,151
Pierre-Marie De Leener	34,858	0	34,858
Michael H. McGarry	54,874	140	55,014
All Directors and Executive Officers as a Group[6]	1,077,086	154,332	1,231,418

[1]

Each of the named beneficial owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses and children and (ii) the common stock equivalents shown in the second column, and described more fully below, which have no voting power.

[2]

Shares of common stock considered to be “beneficially owned” include both common stock actually owned and shares of common stock as to which there is a right to acquire ownership on, or within 60 days after, February 18, 2011. None of the identified beneficial owners holds more than 1% of the voting securities of PPG outstanding. The beneficial owners as a group do not hold more than 1% of the voting securities of PPG outstanding. These amounts reflect shares subject to options exercisable within 60 days of February 18, 2011 as follows: Mr. Bunch, 485,000; Mr. Berges, 10,000; Dr. Haynes, 5,000; Ms. Hooper, 10,000; Dr. Mehrabian, 10,000; Mr. Ripp, 5,000; Mr. Usher, 5,000; Mr. Whitwam, 10,000; Mr. Alexander, 69,800; Mr. De Leener, 12,500; and Mr. McGarry, 31,400; and RSUs subject to vesting within 60 days of February 18, 2011 as follows: Mr. Richenhagen, 1,178 RSUs. These amounts also include shares held in the Employee Savings Plan as of February 18, 2011 as follows: Mr. Bunch, 11,214; Mr. Dellinger, 748; Mr. Alexander, 7,340; and Mr. McGarry, 6,476. To the Company’s knowledge, none of the shares reflected in the table have been pledged.

[3]

Certain directors hold common stock equivalents in their accounts in the Deferred Compensation Plan for Directors, which is described under “Deferred Compensation” on pages 24 through 25. Certain executive officers hold common stock equivalents in their accounts in the Deferred Compensation Plan, which is described under “Defined Contribution Retirement Plans and Deferred Compensation Plan” on pages 50 through 51. Common stock equivalents are hypothetical shares of common stock having a value on any given date equal to the value of a share of common stock. Common stock equivalents earn dividend equivalents that are converted into additional common stock equivalents, but carry no voting rights or other rights afforded to a holder of common stock. Upon leaving the Company, the common stock equivalents are made available for distribution and all distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the person’s deferred account. For Dr. Haynes, Ms. Hooper, Dr. Mehrabian and Messrs. Berges, Grant, Ripp, Usher and Whitwam, these amounts include 1,178 RSUs subject to vesting within 60 days of February 18, 2011. Each of these directors has elected to defer the receipt of such RSUs upon their vesting and will receive instead 1,178 common stock equivalents in their accounts in the Deferred Compensation Plan for Directors.

[4]	This is the sum of the beneficially owned common stock and the common stock equivalents as shown in the previous two columns.

[5]	Mr. Angel joined the Board in December 2010.

[6]

The Group consists of 19 persons: the four nominees for director; the seven continuing directors, including Mr. Bunch; Messrs. Dellinger, Alexander, De Leener and McGarry, and PPG’s four other executive officers, Ms. Cynthia A. Niekamp and Messrs. Glenn E. Bost II, Richard C. Elias and Viktoras R. Sekmakas.

Section 16(a) Beneficial Ownership Reporting Compliance

The directors and executive officers of PPG are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. As a practical matter, PPG assists its directors and executive officers by monitoring transactions and completing and filing such reports on their behalf. To PPG’s knowledge, for the fiscal year ended December 31, 2010, the required filings of all such directors and executive officers were filed timely.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Service Fees Paid to the Independent Registered Public Accounting Firm

During 2010 and 2009, we retained Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively referred to as “Deloitte & Touche”), to provide services in the following categories and amounts:

	(Dollars in millions)
	2010	2009
Audit fees[1]	$6.8	$7.1
Audit-related fees[2]	0.1	0.1
Tax fees[3]	1.4	0.9
All other fees	0	0

Total All Fees	$8.3	$8.1

[1]

Fees related to the audit of the consolidated financial statements and internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, statutory and regulatory audits, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits.

[2]	Fees related to employee benefit plan audits and agreed-upon procedures engagements.

[3]	Fees related to tax compliance, planning and advice.

The majority of services performed by Deloitte & Touche in 2010 were pre-approved in accordance with the Audit Committee pre-approval policy and procedures at its February 18, 2010 meeting. Additional services were approved during the year as needed, in accordance with this policy. In so doing, the committee determined that the provision of these services is compatible with maintaining the principal accountant’s independence. In 2010, no services (which pursuant to Securities and Exchange Commission regulations were considered de minimis ) were provided by Deloitte & Touche that were approved by the committee after such services were performed.

Audit Committee Pre-approval Policy

The pre-approval policy describes the permitted audit, audit-related, tax and other services that Deloitte & Touche may perform and lists a range of fees for these services (referred to as the Service List). The service and fee ranges listed in the pre-approval policy are pre-approved by the Audit Committee. If a type of service to be provided by Deloitte & Touche is not included in the Service List, the committee must specifically pre-approve it. Similarly, any individual engagement not specifically included in the Service List that exceeds $50,000 or is related to internal control must be pre-approved by the committee. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to pre-approve up to $150,000 per engagement has been delegated to the committee chair to accommodate time sensitive service proposals. Any pre-approval decisions made by the chair must be communicated to the full committee at the next scheduled meeting.

PROPOSAL 6: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2011. Deloitte & Touche LLP has been regularly engaged by us to audit our annual financial statements and to perform audit-related and tax services. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

It is intended that the shares represented by each proxy will be voted, in the discretion of the proxies, FOR the ratification. If the selection of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of Deloitte & Touche LLP is ratified by our shareholders, the Audit Committee in its discretion could decide to terminate the engagement of Deloitte & Touche LLP and engage another firm if the committee determines such action to be necessary or desirable.

Vote Required

The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 will require the affirmative vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2011.

PROPOSAL 7: ENVIRONMENTAL SHAREHOLDER PROPOSAL

Trillium Asset Management Corporation on behalf of Margot Cheel, holder of 2,300 shares of PPG common stock, the Sisters of the Holy Names of Jesus and Mary, holder of 2,300 shares of PPG common stock, and the Benedictine Sisters of Mount St. Scholastica, holder of 309 shares of PPG common stock, have advised us that they intend to collectively present the shareholder proposal below for action at the Annual Meeting. The shareholder proposal and the supporting statement are presented exactly as received from the proponents in accordance with the rules of the Securities and Exchange Commission, and we disclaim any responsibility for their content.

Shareholder Proposal

Community Accountability

2011—PPG Industries

RESOLVED: Shareholders request the Board of Directors to report to shareholders, within six months, on how the corporation ensures that it responsibly discloses its environmental impacts in all of the communities where it operates. The report should be prepared at reasonable cost; omit proprietary information; and go above and beyond existing legal obligations and legal compliance systems. The report should contain the following:

1.	how the corporation makes available reports regarding its emissions and environmental impacts on land, water, and soil—both within its permits and emergency emissions—to members of the communities where it operates;

2.	how the corporation integrates community environmental accountability into its current code of conduct and business practices; and

3.	the extent to which the corporation’s activities have negative health effects on individuals living in economically poor communities.

WHEREAS: PPG is a global supplier of coatings, chemicals, with over 140 facilities worldwide.

PPG is committed to “operating in a manner that is protective of people and the environment” and “is focused on stewardship and conservation, which not only helps protect the environment, but also gives PPG a competitive advantage in the marketplace.” (2008 Corporate Sustainability Report).

Yet, a recent analysis by Riskmetrics ranks PPG “worst in sector for Toxics Release Inventory emissions normalized by U.S. sales.”

A report by noted scientist Wilma Subra links PPG’s Lake Charles facility’s emissions to documented medical conditions afflicting residents of neighboring Mossville, LA. (Chemical and Industrial Sources of the Chemicals Associated with the Medical Symptoms and Health Conditions of Mossville Residents, 5/25/09.) PPG is named as a source for over 60% of the chemicals identified and associated with medical ailments, the highest correlation rate of the five industrial plants analyzed in the study.

PPG was named as one of the top 100 U.S. corporate air polluters in 2006, according to researchers at the University of Massachusetts. (http://www.peri.umass.edu/ej/)

SUPPORTING STATEMENT: We believe that corporations have a moral responsibility to be accountable for their environmental impacts. No corporation can operate without the resources that local communities provide, but often these communities bear the brunt of corporate activities.

The proponents are also concerned about the effects of corporate activities on low-income areas and communities of color. Many communities bordering industrial facilities, including those owned by PPG, are majority African American. One study has found that industrial facilities operating in more heavily African-American counties “seem to pose greater risk of accident and injury than those in counties with fewer African-Americans.” (“Environmental Justice: Frequency and Severity of U.S. Chemical Industry Accidents and the Socio-economic Status of Surrounding Communities,” Journal of Epidemiology and Community Health, (2004)). We believe that all communities have a right to clean air, water, and soil.

Stakeholder engagement is featured prominently in PPG’s 2008 CR report, but no formal stakeholder engagement policy is in effect. The requested report would do much to assure shareholders and other stakeholders that the corporation takes seriously its ethical responsibilities to all of the communities that host its facilities.

Board of Directors’ Statement in Opposition to the Shareholder Proposal

The Board of Directors has carefully considered this shareholder proposal and believes that its adoption is unnecessary for several reasons. PPG already satisfies the intent of the proposal because it currently makes public disclosures regarding its environmental, health and safety performance and has enhanced its environmental and sustainability practices. PPG has engaged Trillium and the shareholders it represents in a dialogue to better understand and address their concerns. Implementation of the proposal would divert important resources from alternate uses that the Board of Directors and management deem to be in the best interests of PPG and our shareholders. Lastly, the Board of Directors considered, and rejected, a substantially similar proposal submitted by one of the same proponents last year. PPG’s shareholders showed their agreement with the Board of Directors with respect to this matter at last year’s annual meeting and soundly rejected the similar proposal, with approximately 93% of the votes cast going against the proposal.

1.    PPG’s existing public disclosures and practices satisfy the intent of the proposal.

In accordance with applicable laws and regulations, PPG already includes material and other information about the environmental impact of its operations in public filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, and in our public filings with other applicable federal, state and local agencies, including the Environmental Protection Agency, which are available at http://www.epa.gov/triexplorer/.

In addition, PPG provides—as the proposal requests—reporting that is “above and beyond existing legal obligations and legal compliance systems.” PPG’s Corporate Sustainability Reports and updates provide an account of PPG’s economic, social and environmental performance in the areas that are most relevant to our business and stakeholders, including the communities in which PPG’s facilities are located. These reports contain data on PPG’s environmental and social performance and an overview of our progress and future objectives regarding sustainability. PPG is scheduled to issue its next full report in April 2011. These reports and updates are publicly available at http://www.ppg.com/en/csr/Pages/default.aspx.

PPG voluntarily submits annual reports to the Carbon Disclosure Project (CDP), which are publicly available at https://www.cdproject.net/en-US/Results/Pages/overview.aspx. The CDP recognized PPG in 2008 as the No. 1 company in the chemicals and pharmaceuticals sector in its Carbon Disclosure Leadership Index, which assesses the quality and depth of a company’s response to the annual CDP questionnaire.

PPG has also made significant changes to its sustainability governance in order to continue to facilitate positive change and transparency. In July 2010, the Board of Directors authorized the reconfiguration of our Environmental, Health and Safety Committee to a Sustainability Committee. We believe that this will help the Company to understand and address the concepts of sustainability in its business practices. As part of this shift in our governance, six sub-committees were organized:

■	Environment, Health and Safety

■	Natural Resources and Climate Change

■	Product Innovation and Marketing

■	Community Engagement and Social Performance

■	Global Advocacy

■	Sustainability Communications

Lastly, as PPG strives to continually enhance our environmental practices, open communication and cooperation with our stakeholders, including the communities in which PPG’s 140 manufacturing facilities and equity affiliates operate, remains critical at all levels. PPG invites residents of the communities where we have operations to engage in dialogue about the ways that PPG can continue to be an employer and neighbor of choice. PPG also communicates with relevant government officials through managers at each local facility and through members of PPG’s leadership team at other levels of the company, including PPG’s senior management team. In addition to fostering dialogue with the local communities in which we have facilities, PPG seeks to reflect company interests and values by engaging these communities through our corporate foundation and a wide range of local giving and volunteer programs. PPG and its employees have been recognized in every region of the world as being positive influences in the communities in which our facilities operate and our employees live.

2.	PPG has extended its outreach to Trillium and the shareholders it represents in order to address their concerns.

As it has with other stakeholders, PPG has engaged in a dialogue with Trillium and the shareholders it represents to better understand and address their concerns. Over the past year, PPG has met with and corresponded with Trillium several times. As a result of this dialogue, PPG has committed to several items which will enhance PPG’s Corporate Sustainability Reports and its community outreach efforts, specifically in Lake Charles, Louisiana. PPG believes that it is continuing to work in a very positive manner to address Trillium’s concerns through the dialogue it has established. PPG believes that since it is working to address Trillium’s concerns the requested report is unnecessary. Moreover, Trillium’s assessment of the environmental quality of the Mossville community near PPG’s Lake Charles, Louisiana chemical facility is not consistent with the findings of an extensive investigation of the environmental quality of the soil, groundwater and drinking water in Mossville that was conducted by the United States Environmental Protection Agency (“EPA”) during the first half of 2010. The results of EPA’s study are available in a draft report that can be found at http://www.epa.gov/region6/6sf/louisiana/calcasieu/mossville/mossville_draft_si/mossville_si_report_draft_jan_2011.pdf. According to EPA’s draft report, “groundwater used for public and residential use within the Mossville [area of investigation] has not been impacted by chemical contamination….” EPA’s investigation also established that the levels of the chemicals found in surface water are “within the range of the native background for the area” and the levels of chemicals found in soils are below EPA’s standards.

3.    Preparation of the report would divert important resources.

Given the high level of specificity required by the report called for by the proposal, and due to the nature and geographic scope of our business, preparing such a detailed report as requested in the proposal would be an onerous task. It would require analysis of the day-to-day management decisions, strategies and plans necessary for the operation of a large company with significant domestic and international operations in numerous locations, including an analysis of various decisions, strategies and plans formulated and implemented at the local level at PPG locations which, individually, are not material to PPG on a consolidated basis. Thus, the report called for by the proposal would be a collection of highly technical information that would not meaningfully enhance a shareholder’s understanding of PPG’s ordinary business operations. As a result, preparing a report in such detail necessarily would divert important resources from alternate uses that PPG’s Board of Directors and management deem to be in the best interests of PPG and our shareholders.

Vote Required

Adoption of the environmental shareholder proposal will require the affirmative vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS AGAIN VOTE AGAINST THIS SHAREHOLDER PROPOSAL, IF IT IS PROPERLY PRESENTED AT THE ANNUAL MEETING.

OTHER INFORMATION

Householding Information

PPG and some banks, brokers and other nominees are participating in the practice of “householding” proxy materials. This means that shareholders who share the same address may not receive separate copies of proxy materials, unless we have received instructions to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your bank, broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. We will promptly deliver an additional copy of the proxy materials to you, without charge, if you write to Investor Relations at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, or call us at (412) 434-3318.

Other Matters

So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

Pittsburgh, Pennsylvania

March 10, 2011

ANNEX A

PPG INDUSTRIES, INC.

OMNIBUS INCENTIVE PLAN

Amended and Restated Effective April 21, 2011

PPG INDUSTRIES, INC.

OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purposes of the PPG Industries, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to assist the Company and its Subsidiaries in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable certain stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan was originally effective April 20, 2006. The Plan as amended and restated herein was approved by the Board of Directors of the Company (the “Board”) on February 17, 2011, and shall become effective on April 21, 2011 (the “Effective Date”), if approved by the shareholders of the Company at the Company’s 2011 Annual Meeting of Shareholders. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Award means any one or a combination of Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Stock or Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment or other written or electronic notification from the Company to a Participant specifically setting forth the terms and conditions, if any, of an Award granted under the Plan.

2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05. Board shall have the meaning given to such term in Section 1.02.

2.06. Cause, unless otherwise defined in the applicable Award Agreement, shall have the same meaning as that term is defined in a Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Committee in good faith: (i) engaging in any act, or failing to act, or misconduct that is injurious to the Company or its Subsidiaries; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or a Subsidiary; (v) material breach of any term of any agreement between the Participant and the Company or a Subsidiary relating to employment, consulting or other services, confidentiality, intellectual property or non-competition; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or a Subsidiary requiring the removal from any office held by the Participant with the Company or prohibiting or materially limiting the Participant from participating in the business or affairs of the Company or any Subsidiary.

2.07. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events (unless a different definition of Change in Control is specified in the Applicable Award Agreement):

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then Outstanding Common Stock or (ii) the combined voting power of the then outstanding Company Voting Securities; provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 2.07.

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Company Voting Securities, as the case may be;

(ii) No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action taken by the Incumbent Board approving such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.08. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09. Committee means the Officers-Directors Compensation Committee (or any successor thereto) of the Board.

2.10. Company means PPG Industries, Inc., a Pennsylvania corporation, and its successors.

2.11. Common Stock means, as of any date, the Company’s authorized voting common stock as of such date.

2.12. Company Voting Securities means the combined voting power of all issued and outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14. Dividend Equivalent Account means an account established in accordance with Section 11.08.

2.15. Effective Date shall have the meaning given to such term in Section 1.02.

2.16. Exchange Act means the Securities Exchange Act of 1934, as amended.

2.17. Exercise Price means, with respect to an Option, the amount established by the Committee in the Award Agreement in accordance with Section 6.01(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 6.02(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

2.18. Fair Market Value means, on any date, the closing sale price of the Common Stock reported for such date on the New York Stock Exchange Composite Tape or, if there is no sale on such date, for the nearest preceding date upon which such a sale took place.

2.19. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20. Options means all options to purchase Common Stock granted under Article VI of the Plan. All such Options shall be non-qualified stock options that are not subject to Section 422 of the Code.

2.21. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.22. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.23. Performance Awards means Awards granted in accordance with Article VIII.

2.24. Performance Goals means any one or more of the following: total shareholder return (stock price plus accumulated dividends), return on capital, cash flow return on capital, return on equity, pre-tax earnings, after-tax earnings, earnings growth, operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, revenue growth, return on investment or working capital, return on shareholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.25. Plan shall have the meaning given to such term in Section 1.01.

2.26. Restricted Stock means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.27. Restricted Stock Unit means a unit representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.28. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.29. Securities Act means the Securities Act of 1933, as amended.

2.30. Stock Appreciation Rights means awards granted in accordance with Article VI.

2.31. Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.32. Substitute Award means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.33 Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by the Committee. The Committee shall have the sole and final discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan to another committee of the Board and/or a subcommittee of the Committee, or otherwise, as the Committee deems appropriate. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of any delegation of authority by the Committee or any exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or to the Board. Actions taken by the Committee or its delegate or the Board pursuant to this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the rules and regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or rules and regulations, as in effect from time to time, to the extent applicable.

3.02. Indemnification. Each person who is or shall have been a member of the Board or the Committee, or of any subcommittee or other committee to which authority was delegated in accordance with the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

3.03 Limitation on Vesting for Awards. Notwithstanding any provision of the Plan to the contrary, any stock-settled Award granted on or after the Effective Date that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) shall not vest more quickly than ratably over a three (3)-year period following the Date of Grant, except that the Award Agreement may reflect, or the Committee may in its discretion provide after the Date of Grant for, earlier or accelerated vesting (on a full or pro rata basis) (a) in the event of the Participant’s death, disability, retirement, Termination of Service due to workforce reduction, job elimination or divestiture, (b) upon a Change in Control, or (c) with respect to a Substitute Award. The provisions of this Section 3.03 shall not apply to (i) any Award that becomes vested based on the achievement of performance goals over a period of at least one year, or (ii) Awards involving an aggregate number of shares of Common Stock not exceeding 4% of the number of shares available for Awards under the first sentence of Section 4.01.

ARTICLE IV

SHARES

4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 10,800,000 shares of Common Stock. No more than 5,400,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII, VIII and IX. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. If any Award under the Plan expires, or is terminated, canceled, surrendered or forfeited, in whole or in part, the unissued or forfeited shares of Common Stock underlying such Award shall again be available for the grant of new Awards under the Plan. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company and held as treasury stock.

4.02. Share Counting.

(a) Options. Upon the exercise of any Option, the maximum number of shares of Common Stock issuable upon exercise of such Option shall be counted against the number of shares available for future issuance under the Plan, regardless of the number of shares of Common Stock actually issued by the Company in connection with such exercise, and any shares of Common Stock withheld by the Company or actually or deemed delivered by the Participant to cover the Purchase Price or any applicable withholding taxes in connection with such exercise shall not be deemed to increase the number of shares remaining available for future issuance under the Plan.

(b) Stock Appreciation Rights. Upon the exercise of any Stock Appreciation Right, the maximum number of shares of Common Stock subject to such Stock Appreciation Right (or portion thereof being exercised) shall reduce the number of shares of Common Stock available for future issuance under the Plan, regardless of the number of shares of Common Stock actually issued by the Company in connection with such exercise, and any shares of Common Stock withheld by the Company or actually or deemed delivered by the Participant to cover any applicable withholding taxes in connection with such exercise shall not be deemed to increase the number of shares remaining available for future issuance under the Plan.

(c) Other Awards. In the case of Restricted Stock, Restricted Stock Units and other Common Stock-denominated Awards that vest and are settled in shares of Common Stock, the number of shares of Common Stock actually earned and issued by the Company upon settlement of the Award plus the number shares of Common Stock withheld by the Company or actually or deemed delivered by the Participant to cover any applicable withholding taxes in connection with such settlement, shall reduce the number of shares of Common Stock available for future issuance under the Plan. Restricted Stock Units and other Common Stock-denominated Awards that are settled in cash, and any other Awards that are denominated and settled in cash, shall not reduce the number of shares of Common Stock available for future issuance under the Plan.

(d) Deferrals. Any shares of Common Stock that would have been issued upon the settlement of an Award but for the deferral of such Award in accordance with the PPG Industries, Inc. Deferred Compensation Plan (as amended from time to time, the “Deferred Compensation Plan”) or PPG Industries, Inc. Deferred Compensation Plan for Directors (as amended from time to time, the “Directors’ Deferred Compensation Plan”), as applicable, shall reduce the number of shares available for future issuance under the Plan as of the date such Award would otherwise have been settled, but any Awards or portions thereof payable in cash, whether at the election of the Participant or otherwise, that are deferred in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable, shall not reduce the number of shares available for future issuance under the Plan.

(e) Substitute Awards and Shares Issuable under Acquired Company Plans. Substitute Awards shall not be counted against or otherwise reduce the number of shares available for future issuance under the Plan. In addition, if a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for future issuance under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive Awards under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted stock-based Awards in respect of more than 400,000 shares of Common Stock under Article VI or more than 200,000 shares of Common Stock under either Article VII, VIII or IX, or cash-based Awards for more than $6 million under Article X.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such Exercise Price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options. The Exercise Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in all cases the Exercise Price shall be equal to or greater than the Fair Market Value on the Date of Grant of the shares of Common Stock subject to the Option.

(c) Designation of Options. All Options granted under the Plan shall be designated as non-qualified stock options that are not intended to be governed by Section 422 of the Code. Such designation shall be set forth in the Award Agreement.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price of any Stock Appreciation Right granted under this Plan shall be determined by the Committee; provided, however, that in all cases the Exercise Price shall be equal to or greater than the Fair Market Value on the Date of Grant of the shares of Common Stock subject to the Stock Appreciation Right.

(c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03. Terms of Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and conditions or restrictions on exercise, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as may be determined by the Committee.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s Termination of Service as provided in the Award Agreement; or

(iii) Ten years from the Date of Grant.

(c) Extension of Exercise Time. The Committee, in its sole discretion and subject to compliance with Section 409A of the Code, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to extend the exercise period of an Option or Stock Appreciation Right beyond the termination or expiration of the Option or Stock Appreciation Right under the terms of the Award Agreement; provided, in no event shall the exercise period be extended beyond the date set forth in Section 6.03(b)(iii).

(d) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to Common Stock covered by any Options or Stock Appreciation Rights until such Participant shall have become the owner of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which such Participant shall have become the owner of record of any such shares; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by such method as provided in the Award Agreement or such other method as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid by the Participant in cash or by any other method approved by the Committee or as otherwise set forth in the applicable Award Agreement.

6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Participant’s Termination of Service by the Company or a Subsidiary (including a successor) without Cause in connection with or within two years following the date of a Change in Control, all Options and Stock Appreciation Rights granted to such Participant and outstanding on the date of such Termination of Service shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.01 Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Stock consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Stock or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Stock and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02 Restricted Stock.

(a) Issuance of Restricted Stock. As soon as practicable after the Date of Grant of an Award of Restricted Stock by the Committee, the Company shall cause to be transferred on the books of the Company shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Stock covered by the Award. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreement in respect of any such Awards. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock, any share certificates representing such Restricted Stock may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Shareholder Rights. Beginning on the Date of Grant of a Restricted Stock Award, and except as otherwise provided in the applicable Award Agreement, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. Restricted Stock may not be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 3.03 or Section 7.04, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Stock. Subject to Sections 3.03 and 7.04, Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. Subject to Section 3.03, the Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

7.03 Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Dividend Equivalents. For any Restricted Stock Unit granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Restricted Stock Unit, in accordance with Section 11.08.

(d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Participant’s Termination of Service by the Company or a Subsidiary (including a successor) without Cause in connection with or within two years following the date of a Change in Control, all restrictions applicable to Restricted Stock and Restricted Stock Unit Awards granted to such Participant and outstanding as of the date of such Termination of Service shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a share certificate or certificates evidencing a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with Section 7.03(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the “target” level for each such Award (in the case of Restricted Stock Units).

ARTICLE VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit Participants to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e) Dividend Equivalents. For any Performance Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Performance Award, in accordance with Section 11.08.

(f) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Performance Award in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

8.02. Termination of Service. Subject to Section 8.03, in the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Participant’s Termination of Service by the Company or a Subsidiary (including a successor) without Cause in connection with or within two years following the date of a Change in Control, all Performance Awards for all Award Periods granted to such Participant and outstanding as of the date of such Termination of Service shall immediately become fully vested and payable to the Participant. The Participant shall be paid in accordance with Section 8.01(d), within 30 days after such Change in Control, a number of shares determined by the Committee, in its discretion, but in no event less than the number of shares payable at the “target” level.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of Substitute Awards, stock purchase rights, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award may be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

(b) For any such Award, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a related Dividend Equivalent Account, in accordance with Section 11.08;

(c) Subject to Section 3.03, any Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, realization or payment of such Award, with such provisions to take account of the specific nature and purpose of the Award; and

(d) If approved by the Committee and set forth in any applicable Award Agreement, a Participant may elect to defer the amount payable to the Participant Award under this Article IX in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02. Awards.

(a) Performance Targets. The Committee shall, for each Award under this Article X, establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year; provided, however, that the Committee, in its discretion, may determine that all or any part of an Award under this Article X shall be converted into and paid in the form of unrestricted shares of Common Stock, using for such purpose such conversion methodology as the Committee shall approve.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

(g) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable to the Participant in respect of an Award under this Article X in accordance with the Deferred Compensation Plan.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

11.01. Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.

11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant to whom such Award shall have been granted shall have received a written or electronic Award acknowledgement or other notification authorized by the Committee and expressly granting the Award to such Participant and containing such provisions setting forth the terms of the Award as the Committee shall determine.

11.03. Modification of Award After Grant. Except as provided in Section 11.07, no Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by the express written agreement of the Company and the Participant; provided, however, that any such change (a) shall not be inconsistent with the terms of the Plan and (b) shall be approved by the Committee.

11.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Stock, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Options that are transferable, without payment of consideration by the Participant, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Options to provide for such transferability.

11.05. Taxes. Subject to compliance with all applicable legal requirements, the Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, and the Company may defer payment or issuance of the cash or shares upon exercise or settlement of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Company and, in the Company’s sole discretion, such withholding obligation shall be satisfied by (i) having the Company withhold from such Award that number of shares of Common Stock, rounded down to the next whole share, whose aggregate Fair Market Value on the date such shares are withheld equals the amount of withholding taxes due, (ii) by direct payment by the Participant to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of (i) and (ii).

11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as agreed upon by the Committee and the Participant. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s shareholders if such approval is required by the rules of any applicable stock exchange.

11.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. In the event of any “equity restructuring” (within the meaning of FASB ASC Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Awards, (iii) the Exercise Price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of Participants. No adjustment shall be made pursuant to this Section 11.07(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case under this Section 11.07(a).

(b) Merger. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall, at least ten business days prior to the consummation of such Merger, either (i) agree with the Company in writing to assume the Company’s rights and obligations in respect of Awards outstanding immediately prior to the consummation of such Merger or (ii) grant substantially equivalent awards in respect of the Acquiring Corporation’s voting common stock for such outstanding Awards on terms and conditions substantially similar to and no less favorable to each Participant than the terms and conditions of such outstanding Awards. In the event the Acquiring Corporation fails to comply with this Section 11.07(b), the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) may be conditioned upon the consummation of the Merger in the Board’s discretion. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, and in accordance with applicable law, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08. Dividend Equivalents. For any Award granted under Sections VII, VIII or IX of the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date and for such dividend credits to be transferred to and administered in accordance with the Deferred Compensation Plan or Directors’ Deferred Compensation Plan, as applicable.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(c) Performance Award Limitations. Notwithstanding any other provision of this Section 11.08 or the Plan to the contrary, amounts credited to a Participant’s Dividend Equivalent Account with respect to any unvested portions of an Award whose vesting is subject to the achievement of specified Performance Goals or other performance-based criteria shall be subject to the same vesting or forfeiture restrictions as the shares or units underlying the Award to which such dividend equivalents relate.

11.09 No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.10. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.11. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions thereof.

11.12. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.13. Compliance with Rule 16b-3 and Section 409A. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3. It is further intended that Awards under the Plan shall either be exempt from or compliant with Section 409A of the Code and Awards granted under the Plan shall be interpreted accordingly. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements as the Board may deem necessary or appropriate to secure exemption from or compliance with Section 409A of the Code.

11.14. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.15. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16. Amendment and Termination.

(a) Amendment. The Board or the Committee shall have complete power and authority to amend the Plan at any time; provided, however, that neither the Board nor the Committee shall, without the requisite approval of shareholders of the Company, make any amendment which requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying Common Stock in exchange or substitution for another Award, unless the exchange or substitution occurs in connection with a change in capitalization or similar change under Section 11.07 above. Such exchange or substitution as described in clause (iii) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. By way of clarification and not limitation, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights without shareholder approval.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.17. Foreign Qualified Awards. Awards under the Plan may be granted to such employees, directors and consultants of the Company and its Subsidiaries residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.18. Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19. Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act (or the Committee has determined that an exemption therefrom is available), (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20. Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law.

11.21 Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies.

11.22 Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

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PPG Industries, Inc. P. O. Box 3200 Pittsburgh, PA 15230	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not send your proxy by mail.

ê  Please fold and detach card at perforation before mailing.  ê

		PPG INDUSTRIES, INC. One PPG Place Pittsburgh, PA 15272		THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” ITEMS 1, 2, 3, 4 AND 6, “ONE YEAR” IN ITEM 5 AND “AGAINST” ITEM 7.

			FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1.	ELECTION OF FOUR DIRECTORS (1) STEPHEN F. ANGEL (2) HUGH GRANT (3) MICHELE J. HOOPER (4) ROBERT MEHRABIAN		☐	☐	3.	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE OMNIBUS INCENTIVE PLAN.		☐	☐	☐

								FOR	AGAINST	ABSTAIN
					4.	PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.		☐	☐	☐

	FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):						1 YEAR	2 YEARS	3 YEARS	ABSTAIN
					5.	PROPOSAL TO RECOMMEND THE FREQUENCY OF APPROVING EXECUTIVE COMPENSATION.	☐	☐	☐	☐
		FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO REAPPROVE THE PERFORMANCE GOALS UNDER THE OMNIBUS INCENTIVE PLAN.	☐	☐	☐	6.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.		☐	☐	☐
								FOR	AGAINST	ABSTAIN
					7.	SHAREHOLDER PROPOSAL REQUESTING A REPORT ABOUT OUR COMMUNITY ENVIRONMENTAL ACCOUNTABILITY.		☐	☐	☐

SIGNATURE(S)	DATE:
NOTE:	At least one registered owner must sign exactly as their name appears above. Give full title if signing for a corporation or partnership or as attorney, agent or in another representative capacity.

ADMISSION CARD

Please bring this ticket if you attend the Annual Meeting.

It will expedite your admittance when presented upon your arrival.

PPG INDUSTRIES, INC.

Annual Meeting of Shareholders

Thursday, April 21, 2011

11:00 a.m.

David L. Lawrence Convention Center

Spirit of Pittsburgh Ballroom B

1000 Fort Duquesne Boulevard

Pittsburgh, Pennsylvania 15222

é  Please fold and detach Admission Card at perforation if attending the Annual Meeting.  é

ê  Please fold and detach card at perforation before mailing.  ê

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC.

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2011.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 10, 2011, hereby appoints C.E. Bunch, R.J. Dellinger and G.E. Bost, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Stephen F. Angel, Hugh Grant, Michele J. Hooper and Robert Mehrabian), FOR the proposal to reapprove the performance goals under the Omnibus Incentive Plan, FOR the proposal to approve the amendment and restatement of the Omnibus Incentive Plan, FOR the proposal of a nonbinding resolution to approve the compensation of the Company’s named executive officers, ONE YEAR on a nonbinding resolution to recommend the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 and AGAINST the shareholder proposal requesting a report about our community environmental accountability. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the shareholder Investor Services Program; in the PPG Industries Employee Savings Plan; in the PPG Industries, Inc. Defined Contribution Retirement Plan; in the PPG Canada Inc. Retirement Savings Plan; and in the PPG Industries Puerto Rico Employee Savings Plan.

Please complete, sign and date this card on the reverse side and return it promptly in the enclosed reply envelope if you do not vote by telephone or over the Internet.